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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Select Energy Services, Inc.
515 Post Oak Blvd., Suite 200
Houston, Texas 77027

Dear Fellow Stockholder:

        It is my pleasure to invite you to attend the 2018 Annual Meeting of Stockholders of Select Energy Services, Inc. to be held on May 4, 2018, at 10:00 a.m. local time, at 515 Post Oak Blvd., Fourth Floor, Houston, Texas 77027.

        The following Notice of Annual Meeting describes the business to be conducted at the 2018 Annual Meeting of Stockholders. We encourage you to review the materials and vote your shares.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE "FOR" PROPOSALS 1, 2, 3 AND 4, AND "EVERY THREE YEARS" FOR PROPOSAL 5 DESCRIBED IN THE PROXY STATEMENT.

        The Board has fixed the close of business on March 30, 2018 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

        You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the 2018 Annual Meeting of Stockholders, you may vote your shares in person if you are a stockholder of record as of the Record Date.

        Thank you for your support.

Sincerely,

John Schmitz Executive Chairman of the Board

This proxy statement is dated April 2, 2018
and is being mailed with the form of proxy beginning on April 2, 2018.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2018

        NOTICE IS HEREBY GIVEN that the Board of Directors (the "Board") of Select Energy Services, Inc., a Delaware corporation ("Select Energy Services" or the "Company") has called the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, which will be held on May 4, 2018 at 10:00 a.m., local time, at 515 Post Oak Blvd., Fourth Floor, Houston, Texas 77027, to consider the following proposals:

  1.
  To elect the nine director nominees named in this Proxy Statement to the Board of Directors of Select Energy Services;

  2.
  To ratify the appointment of Grant Thornton LLP as the independent public accounting firm of Select Energy Services for fiscal year 2018;

  3.
  To approve and ratify the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan;

  4.
  To approve, by a non-binding vote, the compensation of our named executive officers as reported in this proxy statement;

  5.
  To approve, by a non-binding vote, the frequency of holding an advisory vote on the compensation of our named executive officers at an interval of "every one year," "every two years" or "every three years;" and

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	You can vote if you were a stockholder of record on March 30, 2018.
Proxy Voting
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading "How do I vote?"
Electronic Availability of Proxy Materials	We are making this Proxy Statement, including the Notice of Annual Meeting and 2017 Annual Report on Form 10-K for the year ended December 31, 2017, available online at www.proxyvote.com.

        Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to vote as soon as possible so that your shares will be represented at the meeting. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote during the Annual Meeting, as discussed in more detail in the proxy statement.

By Order of the Board of Directors,

Adam R. Law
Senior Vice President, General Counsel &
Corporate Secretary

Annual Meeting of Stockholders
To Be Held May 4, 2018

        This Proxy Statement is furnished to stockholders of Select Energy Services for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 4, 2018, at 515 Post Oak Blvd., Fourth Floor, Houston, Texas 77027, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 2, 2018.

i

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

        This proxy statement and the enclosed proxy card are being sent to you in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of Select Energy Services, Inc., a Delaware corporation (the "Company," "we," us," and "our"), for use at the 2018 annual meeting of stockholders (the "Annual Meeting") to be held on May 4, 2018 at 10:00 a.m., local time, or at any adjournments or postponements thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting. This proxy statement and the enclosed proxy card were mailed to the Company's stockholders beginning on April 2, 2018.

What is included in these materials?

        These materials include (1) this Proxy Statement for the Annual Meeting (including the notice of meeting and proxy card); and (2) the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the "SEC") on March 19, 2018.

What am I being asked to vote on?

        You are being asked to vote on five proposals:

  Proposal 1—the election of the nine director nominees named in this proxy statement to hold office until our 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  Proposal 2—the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  Proposal 3—the approval and ratification of the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan;

  Proposal 4—the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this proxy statement; and

  Proposal 5—the approval, by a non-binding vote, of the frequency of holding an advisory vote on the compensation of our named executive officers at an interval of "every one year," "every two years" or "every three years."

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote my shares?

        A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board's recommendations. The Board's recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  Proposal 1—FOR the election of the nine director nominees named in this proxy statement to hold office until our 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  Proposal 2—FOR the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  Proposal 3—FOR the approval and ratification of the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan;

  Proposal 4—FOR the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this proxy statement; and

  Proposal 5—FOR the approval, by a non-binding vote, of the frequency of holding an advisory vote on the compensation of our named executive officers at an interval of "EVERY THREE YEARS."

        If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.

Who may vote during the Annual Meeting?

        Stockholders who owned shares of the Company's Class A common stock, par value $.01 per share, and the Company's Class B common stock, par value $.01 per share, as of the close of business on March 30, 2018 are entitled to vote during the Annual Meeting. As of the Record Date, there were 65,952,504 shares and 40,331,989 shares of our Class A common stock and our Class B common stock, respectively, issued and outstanding. In this proxy statement, we refer to holders of our Class A common stock and our Class B common stock collectively as our "stockholders," and to shares of our Class A common stock and our Class B common stock collectively as our "common stock."

How many votes must be present to hold the Annual Meeting?

        Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on either proposal or both proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton to serve as our independent registered public accounting firm (as discussed further below). On March 30, 2018, there were 106,284,493 shares of the Company's common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 53,142,247 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.

How many votes do I have?

        Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management."

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a "vote instruction form" provided to you.

What is the proxy card?

        The proxy card enables you to appoint John D. Schmitz, the Company's Executive Chairman, and Holli C. Ladhani, the Company's President and Chief Executive Officer, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Schmitz and Ms. Ladhani to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

How do I vote?

  1.
  If you are a stockholder of record, there are three ways to vote:

  •
  Via Telephone/Online Prior to the Annual Meeting.  If you are a stockholder of record, you may vote in advance of the Annual Meeting by telephone by calling 866-894-0536 and following the instructions, or online at www.proxyvote.com. If you choose to vote online in advance of the Annual Meeting, have your proxy card in hand when you access the website and follow the instructions.

  •
  By Mail.  If you are a stockholder of record, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

  •
  In Person at the Annual Meeting.  If you are the stockholder of record, you have the right to vote in person at the Annual Meeting.

  2.
  If you are a beneficial owner, there are three ways to vote:

  •
  Via Telephone/Online Prior to the Annual Meeting.  You may vote by submitting your vote by telephone or online if those options are made available to you by your broker, bank, broker-dealer, custodian or other similar organization in accordance with the instructions on the voting instruction form provided to you. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

  •
  By Mail.  You may vote by filling out the vote instruction form and sending it back in the envelope provided by your broker, bank, broker-dealer, custodian or other similar organization that holds your shares.

  •
  In Person at the Annual Meeting.  If you are the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy (either voting by telephone or online, or by filling out a proxy card). Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors.

        If you are a beneficial owner, your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares absent instructions from their customers on certain "routine" matters, including the ratification of the selection of the independent registered public accounting firm. At the Annual Meeting, absent your instructions, your shares may only be voted by your brokerage firm on Proposal 2.

        Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals 1, 3, 4, and 5 are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned instructions to the brokers. When brokers cannot exercise discretionary authority and do not receive instructions from beneficial owners, this results in "broker non-votes," which are still counted for purposes of determining quorum, but which do not impact the outcome of Proposals 1, 3, 4 or 5.

What vote is required to elect directors?

        Directors are elected by a plurality of the votes cast at the Annual Meeting. Abstentions will have no direct effect on this proposal, assuming that a quorum is present. Broker "non-votes" will have no legal effect on this proposal.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton as our independent registered public accounting firm?

        Approval of the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. As mentioned above, brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner.

What vote is required to approve and ratify the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan?

        Approval of the proposal to approve and ratify the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

What vote is required to approve, on a non-binding basis, the compensation of our named executive officers as reported in this proxy statement?

        Approval, on a non-binding basis, of the compensation of our named executive officers as reported in this proxy statement requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

What vote is required to approve, on a non-binding basis, the frequency of holding an advisory vote on the compensation of our named executive officers?

        Approval of stockholders, on a non-binding basis, holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2018 Annual Meeting is required for approval of Proposal 5. However, because Proposal 5 has three possible substantive responses (every year, every two years and every three years), if none of the frequency alternatives receives the vote of holders of a majority of the shares present and entitled to be voted, then we will consider stockholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. Abstentions and broker "non-votes" will have no legal effect on this proposal.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone (if those options are available to you), or, if you are a stockholder of record, by attending the Annual Meeting and voting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Secretary at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, a written notice of revocation prior to the Annual Meeting.

        Please note, however, that if your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such representative.

What happens if I do not indicate how to vote my proxy?

        If you sign your proxy card without providing further instructions, your shares will be voted "FOR" Proposals 1, 2, 3 and 4, and "Every Three Years" for Proposal 5 described in the proxy statement.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company's Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

        The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Who can help answer my questions?

        You can contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027 with any questions about the proposals described in this proxy statement or how to execute your vote.

 ANNUAL MEETING

        We are furnishing this proxy statement to you as a stockholder of Select Energy Services, Inc. as part of the solicitation of proxies by our Board of Directors for use at our Annual Meeting to be held on May 4, 2018, or any adjournment or postponement thereof.

Date, Time, Place and Purpose of the Annual Meeting

        The Annual Meeting will be held on May 4, 2018, at 10:00 a.m. local time, at 515 Post Oak Blvd., Fourth Floor, Houston, Texas 77027. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

  Proposal 1—the election of the nine director nominees named in this proxy statement to hold office until our 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

  Proposal 2—the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  Proposal 3—the approval and ratification of the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan;

  Proposal 4—the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this proxy statement; and

  Proposal 5—the approval, by a non-binding vote, of the frequency of holding an advisory vote on the compensation of our named executive officers at an interval of "every one year," "every two years" or "every three years."

        In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date, Voting and Quorum

        Our Board fixed the close of business on March 30, 2018, as the Record Date for the determination of holders of our outstanding common stock entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the record date, there were 106,284,493 shares of the Company's common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote. The holders of 53,142,247 of common stock entitled to vote, present in person or represented by proxy at the Annual Meeting, constitute a quorum.

Voting

        If you are a stockholder of record, you may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

        If you are a stockholder of record, you may also vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called "proxies" and using them to cast your ballot during the Annual Meeting is called voting "by proxy." If you wish to vote by proxy, you must (i) complete the enclosed form, called a "proxy card," and mail it in the envelope provided or (ii) submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card.

        If you complete the proxy card and mail it in the envelope provided or submit your proxy by telephone or over the Internet as described above, you will designate John D. Schmitz, the Company's Executive

Chairman, and Holli C. Ladhani, the Company's President and Chief Executive Officer, each to act as your proxy at the Annual Meeting. Mr. Schmitz and Ms. Ladhani will then vote your shares during the Annual Meeting in accordance with the instructions you have given them in the proxy, as applicable, with respect to the proposals presented in this proxy statement. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting.

        While we know of no other matters to be acted upon at this year's Annual Meeting, it is possible that other matters may be properly presented at the Annual Meeting. If that happens and you have submitted your proxy, the proxy representatives will vote on such other matters in accordance with their best judgment.

        Our Board of Directors is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote for each nominee or proposal or you may abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

        If no choice is indicated on the proxy, but the proxy card is signed, the shares will be voted "FOR" Proposals 1, 2, 3 and 4, and "Every Three Years" for Proposal 5 described in the proxy statement and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the Annual Meeting.

        If you are a beneficial owner, meaning that you own your shares in "street name" rather than directly as a holder of record, you may vote by filling out the vote instruction form provided to you and sending it back in the envelope provided by your broker, bank, broker-dealer or other similar organization that holds your shares. Alternatively, you may vote by submitting your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the voting instruction form provided to you. This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

        Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

Revocability of Proxies

        Any proxy may be revoked by the person giving it at any time before the polls close during the Annual Meeting. A proxy may be revoked in advance of the Annual Meeting by filing with our Secretary (at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027) a written notice of revocation bearing a date later than the date of such proxy or providing a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting online or via telephone during the Annual Meeting. Simply attending the Annual Meeting will not constitute revocation of your proxy.

        If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

Attendance at the Annual Meeting

        You will need proof of ownership and valid government-issued picture identification to enter the Annual Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Select Energy Services stock, as of March 30, 2018, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

        If you have any questions about attending the Annual Meeting, you may contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

        No cameras, recording equipment, large bags, briefcases or packages will be permitted at the Annual Meeting.

Solicitation of Proxies

        We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

Other Business

        We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Principal Offices

        Our principal executive offices are located at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027. Our telephone number is 713-235-9500.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board currently consists of nine members. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

        Each director is elected to a one-year term expiring at the next succeeding annual meeting. In accordance with the Bylaws of the Company, the Board has fixed the number of directors for fiscal 2018 at nine, pursuant to a resolution adopted by a majority of the entire Board.

        At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated John D. Schmitz, Holli C. Ladhani, David C. Baldwin, Richard A. Burnett, Robert V. Delaney, Adam J. Klein, Keith O. Rattie, David A. Trice, and Douglas J. Wall for election as directors to serve until our 2019 annual meeting or until their successors are elected and qualified.

        Each of the nine director nominees receiving a plurality of the votes at the Annual Meeting will be elected. The Board recommends a vote "FOR" each nominee. All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company's directors and executive officers, by blood, marriage or adoption.

        The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as our directors.

        Each of the nominees are currently serving as directors of the Company. Biographical information for each nominee is contained in the "Board of Directors Nominees" section below.

Vote Required

        The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.

        The nominees for director, each of whom currently serves as a director of Select and whom has consented to serve, if elected, are as follows:

BOARD OF DIRECTORS' NOMINEES

Name	Age	Position
John D. Schmitz	57	Executive Chairman
Holli C. Ladhani	47	President, Chief Executive Officer and Director
Robert V. Delaney	60	Director
Adam J. Klein	40	Director
David C. Baldwin	55	Director
Douglas J. Wall	65	Director
Richard A. Burnett	44	Director
Keith O. Rattie	64	Director
David A. Trice	69	Director

        John D. Schmitz—Executive Chairman of the Board.    Mr. Schmitz has served as our Executive Chairman since our combination with Rockwater Energy Solutions, Inc. (the "Rockwater Merger") closed in November 2017. Prior to the Rockwater Merger, Mr. Schmitz served as our Chief Executive Officer and Chairman since November 2016 and served as the Chief Executive Officer and Chairman of SES Holdings since we were originally founded as Peak Oilfield Services, LLC and began operations in 2007. After Mr. Schmitz founded our predecessor, he led the transformation of our assets and operations through a series of strategic acquisitions designed to enhance the Company's total water solutions offerings. Prior to founding us and our predecessors, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc. ("Complete" (formerly NYSE: CPX) before its sale to Superior Energy Services, Inc. (NYSE: SPN) in February 2012). Mr. Schmitz's involvement with Complete originated when his initial oilfield services holding company, BSI Holdings, Inc., was recapitalized by SCF Partners, L.P. ("SCF Partners") in 2003 and was rebranded underneath the Complete Energy Services, Inc. umbrella. Mr. Schmitz founded Brammer Supply, Inc., the predecessor to BSI Holdings, Inc., in 1983 and spent the 20 years thereafter growing the Company, both organically and through acquisitions, into an integrated wellsite service provider with over 16 locations in North and East Texas, Oklahoma and Louisiana. Mr. Schmitz was also responsible for the founding and subsequent recapitalization of Allied Production Solutions, LP, a production surface tank equipment manufacturer, which ultimately merged into Forum Energy Technologies, Inc. ("Forum" (NYSE: FET)) in August 2010. Mr. Schmitz is the founder and Chairman of Silver Creek Oil & Gas, an E&P company.

        Mr. Schmitz is the founder and President of: (i) B-29 Family Holdings, LLC, the family office representing the business interests of John and Steve Schmitz, (ii) B-29 Investments, LP, the private equity arm of Mr. Schmitz's family office, and (iii) Sunray Capital, LP, a subsidiary of B-29 Investments, LP that contains privately-held interests in various oil and gas investments. Through Mr. Schmitz's oversight of these investment holding companies, he has been instrumental in the successful closing of numerous upstream and midstream transactions including the sales of property packages across the Barnett, Eagle Ford, and Fayetteville basins to EOG Resources, Chesapeake Energy, and XTO Energy, respectively, and the sale of Cimmaron Gathering, LP, a natural gas pipeline company, to Copano Energy, LLC (formerly NASDAQ: CPNO). Mr. Schmitz has served on the Board of Forum since September 2010 and serves on the board of multiple private oil and gas companies.

        As our founder, Mr. Schmitz is a main driving force behind our success to date. Mr. Schmitz has successfully grown our company through his vision, leadership skills and business judgment, and for this reason we believe Mr. Schmitz is a valuable asset to our board and is the appropriate person to serve as our Executive Chairman.

        Holli C. Ladhani—President, Chief Executive Officer and Director.    Ms. Ladhani has served as our President, Chief Executive Officer and as a member of our board of directors since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Ms. Ladhani served as the President and Chief Executive Officer of Rockwater and as a member of the Rockwater board of directors since May 6, 2015. She was appointed Chairman of the Rockwater board of directors in January 2017. Ms. Ladhani held various positions at Rockwater since its formation in 2011 including Executive Vice President—Chemical Technologies and Chief Financial Officer. Prior to joining Rockwater, Ms. Ladhani served as Executive Vice President and Chief Financial Officer of Dynegy Inc., a position she held since November 2005. She previously held various finance positions with Dynegy, including Senior Vice President, Treasurer and Controller from 2000 to 2005. Prior thereto, Ms. Ladhani was employed by PricewaterhouseCoopers, LLP from 1992 to 2000 and held positions with varied levels of responsibility up to Senior Manager in the audit practice, where she focused on the energy sector, including exploration and production, chemicals and refining. A certified public accountant, she received her B.B.A. in Accounting from Baylor University and her M.B.A. (Jones Scholar) from Rice University. Ms. Ladhani serves on the boards of Atlantic Power Corporation, a North American independent power producer, and Noble Energy Inc., an independent oil and natural gas E&P company, and previously served on the board of Rosetta Resources Inc.

        Ms. Ladhani successfully grew Rockwater through her vision, leadership skills and business judgment, and for this reason we believe Ms. Ladhani is a valuable asset to our board and is the appropriate person to serve as President and Chief Executive Officer and as a member of our board of directors.

        Robert V. Delaney—Director.    Mr. Delaney became a member of our board of directors in November 2016 and serves as the chairman of our compensation committee. Prior to our incorporation, Mr. Delaney served on the board of SES Holdings since May 2010. Mr. Delaney is a partner at Crestview Partners and serves as the head of its energy strategy. Prior to joining Crestview Partners in 2007, Mr. Delaney was a partner at Goldman Sachs & Co., where he served in a variety of leadership positions including head of the corporate private equity business in Asia, head of the Leveraged Finance Group and co-head of the Structured Finance Group, which provided project financing for the energy, power and infrastructure sectors. Mr. Delaney received an M.B.A. from Harvard Business School. He received an M.S. in accounting from NYU Stern School of Business, and an A.B. from Hamilton College.

        Mr. Delaney's extensive transactional and investment banking experience, his experience as a private equity investor and his experience with our business enable Mr. Delaney to provide valuable insight regarding complex financial and strategic issues in our industry and make him well-qualified to serve on our board of directors.

        Adam J. Klein—Director.    Mr. Klein became a member of our board of directors in November 2016 and has served on the board of directors of SES Holdings since May 2010. Mr. Klein is a partner focused on energy investments at Crestview Partners and has been involved with monitoring Crestview Partners' investment in our company. Prior to joining Crestview Partners in 2007, Mr. Klein worked as an investment professional at Centennial Ventures, Inc., where he invested in early- to mid-stage companies across multiple industries. Before joining Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Partners from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein received an M.B.A. from Harvard Business School and an A.B. in Economics from Harvard College. Mr. Klein served on the board of directors of FBR & Co. from February 2010 to June 2014.

        Mr. Klein's private equity investment and company oversight experience, significant familiarity with our industry, and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on our board of directors.

        David C. Baldwin—Director.    Mr. Baldwin has served as a member of our board of directors since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Baldwin served as a member of the Rockwater board of directors since its formation in June 2011. He is currently the Co-President of SCF Partners, Inc. and prior to that served as Managing Director since 1998 and in various other positions since 1991 and is responsible for overseeing U.S.-based investments and creating investment platforms around emerging energy trends. Mr. Baldwin began his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners, a global venture capital firm and early investor of SCF Partners, Inc. Mr. Baldwin received his M.B.A. from the University of Texas, as well as a B.S. in Petroleum Engineering. He currently serves on the board of directors of Forum Energy Technologies (NYSE: FET), Nine Energy Service, Inc, and the Centurion Group. Additionally, he is a Trustee of The Center, The Center Foundation, The Baylor College of Medicine and Baylor St. Luke's Medical Center Hospital.

        We believe Mr. Baldwin's experience as a private equity investor and his experience with our business and industry brings valuable experience and insight to our board of directors.

        Douglas J. Wall—Director.    Mr. Wall rejoined our board of directors in November 2016, having previously served on the board of SES Holdings, our subsidiary from January 2012 through December 2014. Mr. Wall formerly served as President and Chief Executive Officer of Patterson-UTI Energy, Inc. from October 2007 through September 2012, after joining the Company as Chief Operating Officer in April 2007. He joined Patterson-UTI Energy, Inc. after a sixteen-year career with Baker Hughes, Inc., most recently as Group President, Completions & Production. In that role he was responsible for the operations of Baker Oil Tools, Inc., Baker Petrolite Corporation, and Centrilift, Inc., as well as the Company's production optimization efforts. From 2003 to 2005, Mr. Wall was President of Baker Oil Tools, Inc., and from 1997 to 2003, he was President of Hughes Christensen Company. From 1991 to 1997, he was President and Chief Executive Officer of Western Rock Bit Company Ltd., then Hughes Tool Company's distributor in Canada. Prior to joining Baker Hughes, Inc. and its predecessors, Mr. Wall held a variety of senior executive positions with oilfield service companies in Canada. He began his career in the drilling industry in 1978 with ATCO Drilling (previously Thomson Drilling) and later spent 10 years with Adeco Drilling & Engineering Company Ltd., an affiliate of Parker Drilling Company.

        Since May 2014, Mr. Wall has served on the board of directors of Fugro N.V., a Dutch-based company involved in the geotechnical, survey, subsea and seismic business. Additionally, in August 2016, Mr. Wall joined the board of directors of Seventy Seven Energy Inc., an Oklahoma-based oilfield services company that provides drilling, pressure pumping, oilfield rental tools and other services to U.S. onshore E&P companies. Mr. Wall received a B.A. in Economics from the University of Calgary and an M.B.A. in Finance and Marketing from the University of Alberta.

        We believe Mr. Wall's extensive experience as a public energy company executive and his service on multiple public company boards would bring valuable experience and insight to our board of directors.

        Richard A. Burnett—Director.    Mr. Burnett joined our board of directors in November 2016 and serves as the chairman of our audit committee. Mr. Burnett is currently the Chief Financial Officer of Covey Park Energy, a private E&P company sponsored by Denham Capital, a position he has held since July 2017. Prior to joining Covey Park, Mr. Burnett served as Chief Financial Officer of Texas Double Eagle Energy Holdings II, a U.S. onshore E&P partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2017. Prior to Double Eagle Energy Holdings II, Mr. Burnett spent three years at EXCO Resources, Inc., a publicly-traded U.S. onshore E&P company, serving as Vice President, Chief Financial Officer and Chief Accounting Officer.

        From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, Mr. Burnett served as the Partner in charge of the Energy Audit Practice within the Dallas/Ft. Worth Business Unit. Prior to joining KPMG LLP in 2002, Mr. Burnett spent time at Arthur Andersen LLP and Marine Drilling Companies, Inc. Mr. Burnett is a

Certified Public Accountant in the State of Texas. Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.

        Mr. Burnett brings extensive business and financial expertise to our board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries. For these reasons we believe he is an ideal candidate to serve on our board of directors.

        Keith O. Rattie—Director.    Mr. Rattie has served as a member of our board of directors since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Rattie served as a member of the Rockwater board of directors since September 2011. He currently serves on the board of directors of Ensco Plc. Mr. Rattie also served as a director for EP Energy Corporation from January 2015 to November 2017 and for Questar Corporation from 2001 to 2014, as Chairman of the Board from 2003 to 2012 and as President and Chief Executive Officer from 2002 to 2010. He served as Chairman of the Board for QEP Resources, Inc. from 2010 to 2012 and as a director from 2010 to 2014. He previously served as a director of Zions First National Bank from 2002 to 2015 and as a director of the National Petroleum Council and the Gas Technology Institute. Mr. Rattie is a former Chairman of the Interstate Natural Gas Association of America. Mr. Rattie has a B.S. degree in electrical engineering from the University of Washington and an M.B.A. from St. Mary's College.

        Mr. Rattie's extensive experience as a public energy company executive, his experience with Rockwater and his service on multiple public company boards make him well-qualified to serve on our board of directors.

        David A. Trice—Director.    Mr. Trice has served as a member of our board of directors since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Trice served as a member of the Rockwater board of directors since July 2012. He served as the Chief Executive Officer of Newfield Exploration Co. ("Newfield") from 2000 until his retirement in 2009, and as the President of Newfield from 1999 to 2007 and again from 2007 to 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. From 1999 to 2000, he served as Chief Operating Officer of Newfield and as its Vice President of Finance and International from 1997 to 1999. Prior to rejoining Newfield, Mr. Trice served as President, Chief Executive Officer and as a director of Huffco Group, Inc. from 1991 to 1997. He was one of the original founders of Newfield and served as its Vice President, Chief Financial Officer and as a director from 1989 to 1991. Prior to that, he served as an officer for several companies owned by Roy M. Huffington, Inc. after beginning his career as an attorney in private practice in Atlanta. Mr. Trice received a B.A. in Managerial Science from Duke University and graduated from Columbia Law School in 1973. He is a former Chairman at the American Exploration & Production Council and America's Natural Gas Alliance. He serves on the Board of Directors of QEP Resources, Inc., New Jersey Resources Corp. and McDermott International Inc.

        Mr. Trice brings extensive business and financial expertise to our board from his public company expertise in the oil and gas industry. For these reasons we believe he is well-qualified to serve on our board of directors.

 EXECUTIVE OFFICERS

        The following persons served in the positions indicated below during the year ended December 31, 2017.

Name	Age	Position
John D. Schmitz	57	Executive Chairman
Holli C. Ladhani	47	President, Chief Executive Officer and Director
Gary M. Gillette	58	Chief Financial Officer and Senior Vice President
Eric J. Mattson	66	Executive Vice President, Finance
Adam R. Law	35	Senior Vice President, General Counsel and Corporate Secretary
Michael C. Skarke	36	Executive Vice President, Water Solutions
Paul L. Pistono	49	Executive Vice President, Oilfield Chemicals
David J. Nightingale	60	Executive Vice President, Wellsite Services
Cody J. Ortowski	41	Executive Vice President, Business Strategy
David W. Stuart	56	Senior Vice President, Water Networks

        Gary M. Gillette—Chief Financial Officer and Senior Vice President.    Mr. Gillette has served as our Chief Financial Officer and Senior Vice President since we were incorporated in November 2016. Prior to that, he served in the same capacity for SES Holdings since January 2016 and as Chief Financial Officer of SES Holdings since June 2015. Prior to joining our company, Mr. Gillette spent eight years with Allied Oil and Gas Services, LLC, as the Chief Financial Officer where he was critical in helping the Company quadruple in size—from a single shale play to one spanning seven North American regions. Mr. Gillette began his career with Ernst & Young where he served a number of energy-related and manufacturing clients for nine years, before going on to serve in Finance and Operations roles with Thomson Tax & Accounting (a unit of Thomson-Reuters).

        Mr. Gillette is a Certified Public Accountant and Chartered Global Management Accountant, and received a B.S. in Business Administration from Concord University and an M.B.A. from New York Institute of Technology.

        Eric J. Mattson—Executive Vice President, Finance.    Mr. Mattson served as our Executive Vice President, Finance since we were incorporated in November 2016. Prior to that, he served as Executive Vice President, Finance of SES Holdings since January 2016 and Executive Vice President and Chief Financial Officer from November 2008 through January 2016. Mr. Mattson was an early investor in our company prior to joining our management team. From 1999 to 2007, Mr. Mattson served as the Senior Vice President & Chief Financial Officer of two technology companies, NetRail, Inc., a Tier One IP provider and VeriCenter, Inc., an IT managed services provider. Both companies were venture capital backed start-up companies and were successfully sold to Cogent Communications Group, Inc. and SunGard, Inc., respectively. From 1993 through 1999, Mr. Mattson served as Senior Vice President & Chief Financial Officer of Baker Hughes, Inc., an oil service company. Mr. Mattson joined Baker International, Inc. in 1980, and served in a number of capacities, including Treasurer prior to the merger of Baker International, Inc. and Hughes Tool Company in 1987, at which time he became Vice President and Treasurer of Baker Hughes, Inc., a position he held until 1993. Mr. Mattson has served as a director of National Oilwell Varco, Inc. and Rex Energy Corporation since 1995 and 2010, respectively. Mr. Mattson received a B.S. in Economics and an M.B.A. from The Pennsylvania State University. Mr. Mattson retired from his employment with the Company on March 30, 2018.

        Adam R. Law—Senior Vice President, General Counsel and Corporate Secretary.    Mr. Law has served as our Senior Vice President, General Counsel and Corporate Secretary since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Law served as our Vice President, General Counsel and Corporate Secretary since February 2017. Prior to joining the Company, Mr. Law worked as an Associate at Vinson & Elkins L.L.P. from July 2011 to February 2017. From September 2008 to June

2011, Mr. Law worked as an Associate at Baker & Hostetler LLP. While at both Vinson & Elkins and Baker & Hostetler, Mr. Law's practice focused on mergers and acquisitions, capital markets transactions and corporate governance, primarily focused on the oil and gas industry. Mr. Law received both a B.B.A. in Finance and a J.D. from the University of Texas at Austin.

        Michael C. Skarke—Executive Vice President, Water Solutions.    Mr. Skarke has served as our Executive Vice President, Water Solutions since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Skarke served in various positions for the Company since June 2009, including Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013. Prior to joining the Company, Mr. Skarke was an Assistant Vice President for Amegy Bank from June 2005 to June 2009, where he focused on debt financing solutions for public and private oilfield service companies. Mr. Skarke received a B.S. in Finance from the University of Texas at Austin.

        Paul L. Pistono—Executive Vice President, Oilfield Chemicals.    Mr. Pistono has served as our Executive Vice President, Oilfield Chemicals since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Pistono served as the Senior Vice President, Sales & Marketing for Rockwater since September 2012. Prior to joining Rockwater, he spent more than ten years at Waste Management, Inc. ("Waste Management"), where he served in a variety of sales, marketing and pricing roles of increasing responsibility, including as Vice President, Public Sector Solutions and Vice President, Sales & Marketing of Waste Management's Western Group. Mr. Pistono has led the sales, marketing, and pricing strategy for business segments generating over $3.5 billion in annual revenue and led sales teams of over 250 people. Prior to joining Waste Management, he held sales and marketing roles with other companies in the waste and environmental services industry. Mr. Pistono obtained his B.S. in Marketing from the University of Wyoming.

        David J. Nightingale—Executive Vice President, Wellsite Services.    Mr. Nightingale has served as our Executive Vice President, Wellsite Services since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Nightingale served as the Executive Vice President and Chief Operating Officer for Rockwater since June 2015. Mr. Nightingale also served as Senior Vice President, Fluids Management and Executive Vice President, Water Management since he joined Rockwater in April 2012. Prior to joining Rockwater, he served as the President of I.E. Miller, a former subsidiary of Complete Production Services, in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running their rig and heavy equipment moving division and one of their well servicing companies in the Rockies. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his M.B.A. from the University of Houston.

        Cody J. Ortowski—Executive Vice President, Business Strategy.    Mr. Ortowski has served as Executive Vice President, Business Strategy since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Ortowski served as our President since we were incorporated in November 2016 and as President of SES Holdings since September 2014. He joined SES Holdings' predecessor in 2007, serving as the Vice President of Operations and was promoted to Executive Vice President and Chief Operating Officer in 2011. He joined our company in connection with our acquisition of Impact Energy Services, LLC ("Impact"), a water transfer company he cofounded in 2004. Prior to founding Impact, Mr. Ortowski worked for 14 years for Pumpco Energy Services, Inc. ("Pumpco"), a stimulation and cementing company headquartered in Gainesville, Texas, where he served as Vice President of Stimulation Services. While serving as Vice President of Stimulation Services, Mr. Ortowski was instrumental in growing Pumpco's operations throughout the Barnett Shale of North Texas and expanding into other U.S. markets. Mr. Ortowski received a B.B.A. in Financial Management from Abilene Christian University.

        David W. Stuart—Senior Vice President, Water Networks.    Mr. Stuart has served as our Senior Vice President, Water Networks since the Rockwater Merger closed in November 2017. Prior to the Rockwater Merger, Mr. Stuart served as Senior Vice President, Corporate Development and Strategy for Rockwater since March 2017. Mr. Stuart held various positions at Rockwater since joining in 2012, including Vice President, Fluids Conditioning and Vice President, Operations. Prior to joining Rockwater, Mr. Stuart served as Vice President and General Manager of Mpact Downhole Motors, a company he co-founded in 2008. Prior to that, he spent over 23 years in various management and leadership roles for several major upstream oil and gas service companies. Mr. Stuart obtained his B.S. in Petroleum Engineering from The University of Alabama and his M.B.A. from Texas A&M University.

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a code of business conduct and ethics (the "Code of Business Conduct and Ethics") that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available in the Corporate Governance section of our website at www.selectenergyservices.com. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines ("Corporate Governance Guidelines") in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investor Relations section under the Corporate Governance tab of our website at www.selectenergyservices.com.

Board Composition

        The number of members of our board of directors will be determined from time-to-time by resolution of our board of directors. Currently, our board of directors consists of nine persons. Our board of directors consists of a single class of directors, each serving one-year terms.

Director Independence

        As a public company, we are subject to Sarbanes-Oxley and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the board and certain committees meet applicable standards of independence. The board of directors may increase the number of directorships to ensure that the board of directors includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.

        In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the board's ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board to fulfill their duties. We have identified individuals who meet these standards and the relevant independence requirements and our Board has determined that each of Messrs. Delaney, Klein, Baldwin, Wall, Burnett, Rattie and Trice are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each such director has no material relationship with the Company.

Leadership Structure of the Board

        Our bylaws and corporate governance guidelines provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Currently, Ms. Ladhani is our President and Chief Executive Officer, and serves as a director on the Board, but is not the Chairman of the Board. Mr. Schmitz serves as Executive Chairman of the Board and facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

        The Board has concluded that our current leadership structure is appropriate at this time, and the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present.

        In December 2017, the Nominating and Governance Committee, in connection with its review of the efficacy of the Board's leadership structure, determined to recommend to the Board that it designate Mr. Delaney as the independent lead director. The Board adopted the recommendation of the Nominating and Governance Committee at its December 2017 meeting and Mr. Delaney was appointed Lead Director of the Board. As Lead Director, Mr. Delaney is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors' guidance and feedback to our management team.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Committees of the Board of Directors

        We have an audit committee, a compensation committee and a nominating and governance committee of our board of directors, and may have such other committees as the board of directors shall determine from time to time. Each of the standing committees of the board of directors have the composition and responsibilities described below.

        Each of these committees has a charter, which, along with our Financial Code of Ethics and Corporate Code of Business Conduct and Ethics are available on our website www.selectenergyservices.com and stockholders may obtain printed copies, free of charge, by sending a written request to Select Energy Services, Inc. 515 Post Oak Blvd., Suite 200, Houston, Texas 77027; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this proxy statement or any other report we may file with the SEC.

        Audit Committee.    We have a standing audit committee consisting of Messrs. Burnett, Rattie and Trice, with Mr. Burnett serving as chairman. The audit committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Our board has affirmatively determined that each of Messrs. Burnett, Rattie and Trice meets the definition of "independent director" for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Exchange Act. Our board has also determined that each of Messrs. Burnett, Rattie and Trice qualify as an "audit committee financial expert" as defined by SEC rules. Each of Messrs. Burnett, Rattie and Trice have been determined by our board to be financially literate and to have accounting or related financial management expertise.

        Compensation Committee.    We have a standing compensation committee consisting of Messrs. Delaney, Baldwin and Wall, with Mr. Delaney serving as chairman. Our board has affirmatively determined that each of Messrs. Delaney, Baldwin and Wall meets the definition of "independent director" in accordance with NYSE listing standards, including the heightened independence requirements applicable to compensation committee members.

        Responsibilities of the compensation committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.selectenergyservices.com, include among other duties, the responsibility to:

  •
  periodically review the compensation, employee benefit plans and benefits paid to, or provided for, executive officers of the Company;

  •
  approve the annual salaries, annual performance-based cash incentive and share-based awards paid to the Company's executive officers;

  •
  periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees; and

  •
  exercise oversight of all matters of executive compensation policy.

        The compensation committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the compensation committee. The compensation committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the compensation committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the compensation committee or its chairperson may determine. The compensation committee will consult with the Company's Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company's executive officers other than the Chief Executive Officer.

        The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The compensation committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

        Compensation Consultant.    During 2017, the compensation committee engaged the services of Pearl Meyer & Partners, LLC ("Pearl Meyer"). In selecting Pearl Meyer as its independent compensation consultant, the compensation committee assessed the independence of Pearl Meyer pursuant to SEC rules and considered, among other things, whether Pearl Meyer provides any other services to the Company, the policies of Pearl Meyer that are designed to prevent any conflict of interest between Pearl Meyer, the compensation committee and the Company, any personal or business relationship between Pearl Meyer and a member of the compensation committee or one of the Company's executive officers, and whether Pearl Meyer owns any shares of our common stock. The terms of Pearl Meyer's engagement are set forth in an engagement agreement that provides, among other things, that Pearl Meyer is engaged by, and reports only to, the compensation committee and will perform the compensation advisory services requested by the compensation committee. Pearl Meyer does not provide any other services to the Company, and the compensation committee has concluded that the Company does not have any conflicts of interest with Pearl Meyer. Among the services Pearl Meyer was asked to perform were assessing the relationship between executive pay and performance; apprising the compensation committee of compensation-related trends, developments in the marketplace and industry best practices; informing the compensation committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company's executive and director compensation and benefits programs; and advising on the design of the Company's incentive compensation programs.

        Nominating and Governance Committee.    We have a standing nominating and governance committee consisting of Messrs. Rattie, Wall and Klein, with Mr. Rattie serving as chairman. Our board has affirmatively determined that each of Messrs. Rattie, Wall and Klein meets the definition of "independent director" in accordance with NYSE listing standards.

        The nominating and governance committee assists the Board of Directors in identifying, evaluating and recommending potential qualified nominees to serve as members of our Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance processes and practices. Additional information regarding the functions performed by the nominating and governance is set forth in the "Corporate Governance" and "Identification of Director Candidates" sections included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.selectenergyservices.com.

Identification of Director Candidates

        It is the responsibility of the nominating and governance committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The nominating and governance committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period. The Board and the nominating and governance committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors. We have found that the diversity and strength of our directors' professional and leadership experience allows for open and robust dialog and enhances the Board's decision making ability.

        The Board and the nominating and governance committee have reflected in the charter of the Nominating and Governance Committee our commitment to consider diversity in professional experience, skills and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board's composition. In that regard, the nominating and governance committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The nominating and governance committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The nominating and governance committee will continue to seek opportunities to enhance this diversity. The nominating and governance committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the nominating and governance committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the nominating and governance committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The search firm will also assist the nominating and governance committee to identify candidates reflecting diversity, including with regard to race, gender and specialized experience.

Submission of Stockholder Proposals for the 2019 Annual Meeting

        For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Company at its office at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, no later than December 3, 2018; however, if we hold our 2019 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this year's meeting, such proposals will be due within a "reasonable time" before we begin to print and send the proxy materials for our 2019 Annual Meeting of Stockholders.

        In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date for the preceding year's annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Accordingly, for our 2019 Annual Meeting, assuming the meeting is held on or about May 4, 2019, and assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 3, 2019 and no earlier than the close of business on January 4, 2019. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        During 2017, the Board met 10 times, the Audit Committee met three times following our initial public offering in April 2017, the Compensation Committee met three times following our initial public offering, and the Nominating and Governance Committee met one time following our initial public offering. Each of our directors attended at least 75% of the Board and applicable committee meetings on which that director served during fiscal year 2017. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "WTTR Stockholder-Board Communication" or "WTTR Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company's General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company's General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

EXECUTIVE COMPENSATION

        We are currently considered an "emerging growth company," within the meaning of the Securities Act, for purposes of the SEC's executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our "Named Executive Officers," who are the individuals who served as our principal executive officer and our two other most highly compensated officers who served as executive officers during the last completed fiscal year. In accordance with the foregoing, our Named Executive Officers are:

Name	Principal Position
Holli Ladhani	President, Chief Executive Officer, and Director*
John Schmitz	Executive Chairman and Former Chief Executive Officer*
David Nightingale	Executive Vice President, Wellsite Services
Paul Pistono	Executive Vice President, Oilfield Chemicals

*
In November 2017 in connection with the Rockwater Merger, Ms. Ladhani became our President and Chief Executive Officer, and Mr. Schmitz transitioned from Chief Executive Officer to Executive Chairman.

Summary Compensation Table

        The following table summarizes, with respect to our Named Executive Officers, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Holli Ladhani	2017	$76,923	(1)	$509,963	$1,446,093	$2,889,431	$—	$4,922,370
(President and Chief Executive Officer)
John Schmitz	2017	$423,433	(2)	$1,250,000	$—	$—	$5,030	$1,678,463
(Former Chief Executive	2016	$440,370		$—	$—	$—	$12,428	$452,798
Officer; Executive Chairman)
David Nightingale	2017	$53,846	(1)	$215,579	$854,957	$1,349,272	$—	$2,473,654
(Executive Vice President, Wellsite Services)
Paul Pistono	2017	$38,462	(1)	$147,960	$122,733	$1,361,563	$—	$1,670,718
(Executive Vice President, Oilfield Chemicals)

(1)
The amounts reported for Ms. Ladhani and Messrs. Nightingale, and Pistono reflect base salary earned for services to us during fiscal year 2017 following the closing of the Rockwater Merger.

(2)
$70,572 of this amount is attributable to Mr. Schmitz's service as Executive Chairman following the Rockwater Merger.

(3)
The amount reported in this column for Mr. Schmitz reflects a success bonus paid during fiscal year 2017 upon successful completion of our IPO. The amounts reported in this column for Ms. Ladhani and Messrs. Nightingale and Pistono reflect annual cash bonuses earned for performance in 2017 pursuant to the annual cash bonus plan established by Rockwater, which we assumed in connection with the Rockwater Merger.

(4)
These amounts represent the aggregate grant date fair value of the restricted stock awards granted as substitute awards in connection with the Rockwater Merger, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These substitute awards were granted in accordance with the Merger Agreement as a replacement for restricted stock awards previously granted by Rockwater over the course of several years that were cancelled in connection with the Rockwater Merger. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2017, entitled "Equity-Based Compensation," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

(5)
These amounts represent the aggregate grant date fair value of the nonqualified stock options granted as substitute awards in connection with the Rockwater Merger, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These substitute awards were granted in accordance with the Merger Agreement as a replacement for stock options previously granted by Rockwater over the course of several years that were cancelled in connection with the Rockwater Merger. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2017, entitled "Equity-Based Compensation," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

(6)
Amounts reported in this column represent contributions to the Named Executive Officers' 401(k) plan accounts.

Outstanding Equity Awards at 2017 Fiscal Year End

        The following table reflects information regarding outstanding equity based awards held by our Named Executive Officers as of December 31, 2017.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Holli Ladhani	54,145	(1)	—		$15.60	March 14, 2021
	36,654	(1)	—		$12.77	March 14, 2021
	14,782	(1)	—		$14.03	March 14, 2021
	35,968	(1)	—		$13.99	March 14, 2021
	47,654		95,308	(2)	$8.66	December 10, 2026
	37,169		18,585	(3)	$8.97	December 14, 2025
							41,573	(4)	$379,155
							46,819	(5)	$853,979
John Schmitz	—		—		—	—	—		—
David Nightingale	12,602	(6)	—		$23.80	May 1, 2022
	9,020	(6)	—		$27.71	July 15, 2023
	28,592		57,185	(2)	$8.66	December 10, 2026
	26,018		13,010	(3)	$8.97	December 14, 2025
							52,259	(7)	$953,204
Paul Pistono	8,977	(6)	—		$26.72	September 4, 2022
	19,061		38,123	(2)	$8.66	December 10, 2026
	38,122		19,062	(3)	$8.97	December 14, 2025
	10,721		10,722	(8)	$13.62	August 17, 2025
							7,502	(9)	$136,836

(1)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. One-half of each of these nonqualified stock options was transferred to Ms. Ladhani's spouse pursuant to an Option Transfer Agreement dated November 1, 2017.

(2)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. One-half of the remaining unexercisable stock options will become exercisable on each of December 10, 2018 and December 10, 2019, subject to the Named Executive Officer's continued employment with us through such vesting dates.

(3)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. The remaining unexercisable stock options will become exercisable on December 14, 2018, subject to the Named Executive Officer's continued employment with us through such vesting date.

(4)
These restricted shares were granted as substitute awards in connection with the Rockwater Merger. One-half of these restricted shares will vest on each of June 6, 2018 and June 5, 2019, subject to Ms. Ladhani's continued employment with us through such vesting dates.

(5)
These restricted shares were granted as substitute awards in connection with the Rockwater Merger and will fully vest on September 16, 2018, subject to Ms. Ladhani's continued employment with us through such vesting dates.

(6)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger.

(7)
These restricted shares were granted as substitute awards in connection with the Rockwater Merger and will fully vest on April 10, 2018, subject to Mr. Nightingale's continued employment with us through such vesting dates.

(8)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. One-half of the remaining unexercisable stock options will become exercisable on each of August 17, 2018 and August 17, 2019, subject to Mr. Pistono's continued employment with us through such vesting dates.

(9)
These restricted shares were granted as substitute awards in connection with the Rockwater Merger. One-third of these restricted shares will vest on each of March 31, 2018, March 31, 2019 and March 31, 2020, subject to Mr. Pistono's continued employment with us through such vesting dates.

(10)
The amounts in this column were calculated by multiplying the number of awards reported by $18.24, the closing price of our Class A common stock on the New York Stock Exchange on December 29, 2017 (the last trading day of 2017).

Base Salary

        Each Named Executive Officer's base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each Named Executive Officer based on his position and responsibility. Our board of directors reviews the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, our board of directors considers individual and company performance over the course of the applicable year.

Cash Bonuses

        Historically, we have not maintained a formal bonus program for our Named Executive Officers. Our board of directors (or a committee thereof) determines each Named Executive Officer's eligibility for an annual cash bonus (whether discretionary or pursuant to a bonus plan we later implement), and the amount of such bonus (if any). In connection with the completion of our IPO, we granted Mr. Schmitz a cash success bonus. Additionally, pursuant to certain covenants made in the Merger Agreement, certain of our Named Executive Officers who were employed by Rockwater at the time of the Rockwater Merger earned an annual cash bonus pursuant to the annual bonus plan Rockwater had in place prior to the Rockwater Merger, which was based in part upon weighted performance goals established by the Rockwater board of directors relating to (i) EBITDA, (ii) management of working capital measures and (iii) safety, as well as an assessment of individual performance.

Employment, Severance or Change in Control Agreements

        We have not historically maintained nor do we currently maintain an employment, severance, change in control or similar agreement with Mr. Schmitz. We maintain employment agreements with Ms. Ladhani and Messrs. Nightingale and Pistono, which we assumed in connection with the Rockwater Merger. Each employment agreement provides for an initial term of two years with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal. Each employment agreement provides for an annualized base salary, annual cash incentive bonuses and eligibility to participate in all benefit plans and programs of the Company available to other senior executives of the Company.

        The employment agreements provide that if a Named Executive Officer's employment is terminated prior to the expiration of the term by the Named Executive Officer for Good Reason (as defined in the employment agreement), by notice of non-renewal by the Company or by the Company for any reason other than the Named Executive Officer's death or disability or for Cause (as defined in the employment agreement), then, subject to the Named Executive Officer's execution and non-revocation of a release within 50 days following such termination, the Named Executive Officer will be entitled to receive the following benefits: (A) a lump sum payment in an amount equal to the "severance multiple" (as defined below) times the sum of the Named Executive Officer's annualized base salary at the time of the termination plus a specified percentage of the Named Executive Officer's annualized base salary at the time of termination, payable on the 60th day following the Named Executive Officer's termination of employment, (B) a lump sum payment of an amount equal to the Named Executive Officer's unpaid bonus for the prior fiscal year, if any, payable at the same time such bonuses are paid to active executive officers, (C) a lump sum payment of an amount equal to the Named Executive Officer's bonus for the fiscal year in which the termination occurs, if any, as determined in good faith by our board of directors in accordance with the performance criteria established pursuant to the employment agreement, prorated through and including the date of termination, payable at the same time such bonuses are paid to active executive officers and (D) if the Named Executive Officer elects COBRA continuation coverage, monthly reimbursement for up to 18 months in an amount equal to the difference between the COBRA premium and the amount that active senior executive employees of the Company pay for similar coverage. The employment agreements provide that the "severance multiple" is two, unless the Named Executive Officer's termination of employment occurs on or within two years after the occurrence of a Change in Control (as defined in the employment agreement and which occurred upon the consummation of the Rockwater Merger), in which case the "severance multiple" is three. If the Named Executive Officer's employment is terminated for any reason other than those described above, the Named Executive Officer will continue to receive the compensation and benefits to be provided by the Company until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of the Named Executive Officer's employment.

        The employment agreements provide that, in the event any payments to the Named Executive Officer constitute excess parachute payments within the meaning of section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for the Named Executive Officer. In addition, the employment agreements contain certain restrictive covenants, including provisions that prohibit, with certain limitations, the Named Executive Officer from competing with the Company and its affiliates, soliciting any of the Company's or its affiliates' customers, or soliciting or hiring any of the Company's or its affiliates' employees or inducing them to terminate their employment with the Company and its affiliates. These restrictions will generally apply during the term of the Named Executive Officer's employment with the Company and for two years following the termination of such employment.

Equity Incentive Plan Awards

        Ms. Ladhani and Messrs. Nightingale and Pistono received substitute stock options and restricted stock awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended from time to time, the "2016 Plan") in connection with the Rockwater Merger in accordance with the Merger Agreement as a replacement for stock options and restricted stock awards originally granted by Rockwater that were cancelled in connection with the Rockwater Merger. With respect to each Named Executive Officer's exercisable stock options, if the Named Executive Officer's employment is terminated for any reason (other than a termination for Cause (as defined in the employment agreements)), the Named Executive Officer shall be entitled to exercise his or her stock options through the expiration date; provided, however that with respect to one grant of exercisable stock options to Ms. Ladhani (covering 17,984 shares), if Ms. Ladhani's employment is terminated for any reason (other than a termination for Cause), Ms. Ladhani shall be entitled to exercise her stock options for a period of only 90 days (or in the event Ms. Ladhani dies or becomes disabled, only 12 months) following the date of such termination of employment. With respect to each Named Executive Officer's unexercisable stock options, if the Named Executive Officer's employment is terminated for any reason (other than a termination for Cause), such stock options shall become exercisable and the Named Executive Officer shall be entitled to exercise her stock options through the expiration date. With respect to the unvested restricted stock awards held by our Named Executive Officers, if the Named Executive Officer's employment is terminated for any reason (other than a termination for Cause), such restricted shares will fully accelerate and any forfeiture restrictions thereon will lapse.

Other Benefits

        We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating Named Executive Officers, to save for the future. Given current market conditions, we did not provide matching contributions to participants in the 401(k) Plan at the beginning of the 2017 plan year, but we resumed providing matching contributions, in an amount equal to 4% of a participant's eligible compensation, to participants in July 2017.

DIRECTOR COMPENSATION

        Our directors who are also our employees or employees of Crestview Partners do not receive any additional compensation for their service on our board of directors but we believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. In January 2017, we adopted a comprehensive director compensation policy for our non-employee directors (other than directors who are employees of Crestview Partners), which consists of:

  1.
  an annual cash retainer of $50,000, payable quarterly in arrears; and

  2.
  annual equity-based awards granted under the 2016 Plan with an aggregate fair market value of at least $100,000 on the date(s) of grant.

        Accordingly, in January 2017, each of our non-employee directors (other than directors who are employees of Crestview Partners) received equity-based awards under the 2016 Plan with an aggregate fair market value of approximately $100,000 on the applicable date of grant, and 75% of such amount consisted of a grant of nonqualified stock options while 25% of such amount consisted of a grant of restricted stock units. These options and restricted stock units vested on the first anniversary of the date of grant.

        All members of our board of directors will be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their services to us. Additionally, we will purchase and maintain directors' and officers' liability insurance for, and provide indemnification to, each member of our board of directors.

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)		Total ($)
David C. Baldwin(1)	$8,333	$—	$—		$8,333
Richard A. Burnett	$50,000	$25,000	$47,686	(3)	$122,686
Keith O. Rattie(1)	$—	$—	$138,073	(4)	$138,073
David A. Trice(1)	$—	$—	$128,496	(4)	$128,496
Douglas J. Wall	$50,000	$25,000	$47,686	(3)	$122,686

(1)
Messrs. Baldwin, Rattie and Trice joined our board of directors in November 2017 in connection with the Rockwater Merger. As Messrs. Rattie and Trice received director compensation for the full fourth quarter of 2017 prior to the consummation of the Rockwater Merger, Messrs. Rattie and Trice did not receive any compensation for services to us during fiscal year 2017 following the closing of the Rockwater Merger. Mr. Baldwin received a pro-rated portion of the annual cash retainer for the remainder of 2017 following the closing of the Rockwater Merger.

(2)
The amounts in this column reflect the aggregate grant date fair value of the restricted stock units granted in January 2017 to Messrs. Burnett and Wall, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2017, entitled "Equity-Based Compensation," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. The aggregate number of restricted stock units held by Messrs. Burnett and Wall as of December 31, 2017 is as follows: Mr. Burnett, 1,250; and Mr. Wall, 1,250.

(3)
These amounts represent the aggregate grant date fair value of the nonqualified stock options granted in January 2017 to Messrs. Burnett and Wall, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2017, entitled "Equity-Based Compensation," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. The aggregate number of options held by Messrs. Burnett and Wall as of December 31, 2017 is as follows: Mr. Burnett, 5,334; and Mr. Wall, 37,507.

(4)
These amounts represent the aggregate grant date fair value of the fully vested nonqualified stock options granted as substitute awards in connection with the Rockwater Merger to Messrs. Rattie and Trice, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These substitute awards were granted in accordance with the Merger Agreement as a replacement for stock options originally granted by Rockwater that were cancelled in connection with the Rockwater Merger. For additional information regarding the assumptions underlying this calculation please see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2017, entitled "Equity-Based Compensation," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. Mr. Baldwin did not receive any substitute awards in connection with the Rockwater Merger. The aggregate number of options held by Messrs. Rattie and Trice as of December 31, 2017 is as follows: Mr. Rattie, 19,770; and Mr. Trice, 17,434.

 EQUITY COMPENSATION PLAN INFORMATION

        Our only equity compensation plans are the Select Energy Services, Inc. 2016 Equity Incentive Plan, as amended by the First Amendment thereto (the "2016 Plan") and the Select Energy Services, Inc. Employee Stock Purchase Plan (the "ESPP"). The 2016 Plan was approved by our stockholders prior to our initial public offering but has not been approved by our public stockholders; however, the First Amendment to the 2016 Plan was approved by our public stockholders in October 2017. The ESPP has not been approved by our public stockholders as of December 31, 2017. Please see Note 10 to our consolidated and combined financial statements for the fiscal year ended December 31, 2017, entitled "Equity-Based Compensation," which is incorporated by reference, for a description of our equity compensation plans.

        The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2017:

	(a)		(c)
		(b)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders
2016 Equity Incentive Plan	1,007,712	$17.84	4,392,688
Employee Stock Purchase Plan	—	—	2,200,000
Total	1,007,712	$17.84	6,592,688

(1)
This column reflects all shares of Class A common stock subject to stock options and restricted stock units granted under the 2016 Plan outstanding as of December 31, 2017.

(2)
This column reflects the total number of shares of Class A common stock (i) subject to outstanding rights under the ESPP and (ii) remaining available for issuance under the 2016 Plan and the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 30, 2018 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

  •
  all our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Select Energy Services, Inc., 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027. The percentages are based on 65,952,504 shares of Class A common stock and 40,331,989 shares of Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
SCF Group(3)	16,191,331	24.5%	—	—	16,191,331	15.2%
White Deer Energy(4)	675,177	1.0%	3,824,179	9.5%	4,499,356	4.2%
SES Legacy Holdings, LLC(5)(6)	—	—	35,975,512	89.2%	35,975,512	33.8%
Crestview Partners II GP, L.P.(7)	3,802,972	5.8%	35,975,512	89.2%	39,778,484	37.4%
Directors and Named Executive Officers:
John D. Schmitz(8)	85,366	—	7,385,705	18.3%	7,471,071	7.0%
Holli C. Ladhani(9)	541,717	*	—	—	541,717	*
David J. Nightingale(10)	177,113	*	—	—	177,113	*
Paul Pistono(11)	114,518	*	—	—	114,518	*
Robert V. Delaney	—	—	—	—	—	—
Adam J. Klein	—	—	—	—	—	—
David C. Baldwin(12)	—	—	—	—	—	—
Douglas J. Wall(13)	38,349	*	—	—	38,349	*
Richard A. Burnett(14)	9,084	*	—	—	9,084	*
Keith O. Rattie(15)	49,384	*	—	—	49,384	*
David A. Trice(16)	34,595	*	—	—	35,595	*
All Executive Officers and Directors as a Group (17 persons)	1,422,012	2.1%	7,385,705	18.3%	8,807,717	8.2%

*
Less than 1%.

(1)
For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each holder of limited liability company units in SES Holdings (each, an "SES Holdings LLC Unit") will hold one share of Class B common stock for each SES Holdings LLC Unit that it owns. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote. See "Description of Capital Stock—Class A Common Stock" and "Description of Capital Stock—Class B Common Stock."

(3)
L.E. Simmons is the natural person who has voting and investment control over the securities owned by the SCF Group. Mr. Simmons serves as the President and sole member of the board of directors of L.E. Simmons & Associates, Inc. ("LESA"), a Delaware corporation and the ultimate general partner of the SCF Group entities. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by LESA, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 16,191,331 shares of our Class A common stock in the aggregate. This beneficial ownership includes 8,773,760 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. Mr. Simmons disclaims beneficial ownership of all such interests. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(4)
Represents shares held by WDC Aggregate LLC. White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI, L.P. (collectively, "White Deer Energy") own 93.55%, 3.11% and 3.34%, respectively, of WDC Aggregate LLC. Edelman and Guill Energy, L.P. serves as the general partner of White Deer Energy. Mr. Thomas Edelman and Mr. Ben Guill are the two sole members and directors of Edelman and Guill Energy, L.P. and are the natural persons who have voting and investment control over the securities owned by WDC Aggregate LLC. Each of the foregoing individuals disclaims beneficial ownership of all such interests. White Deer Energy owns 675,177 shares of Class A common stock, 3,824,179 SES Holdings LLC Units and 3,824,179 shares of our Class B common stock. Each SES Holdings LLC Unit is exchangeable together with a share of Class B common stock for a share of Class A common stock on a one-for-one basis. The address of White Deer Energy is 700 Louisiana Street, Suite 4770, Houston, TX 77002.

(5)
Subject to the terms of the SES Holdings LLC Agreement, SES Legacy Holdings, LLC ("Legacy Owner Holdco") (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit (and corresponding share of Class B common stock) exchanged. The exchange of all of our outstanding shares of Class B common stock (along with the corresponding SES Holdings LLC Units) for shares of Class A common stock would result in the issuance of an additional 40,331,989 shares of Class A common stock. See "Certain Relationships and Related Party Transactions—SES Holdings LLC Agreement." Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon the exercise by Legacy Owner Holdco (or any transferee) of its Exchange Right (as defined below). As a result, beneficial ownership of Class B common stock and SES Holdings LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged. The address for SES Legacy Holdings is c/o Select, 515 Post Oak Blvd., Suite 200, Houston, TX 77027.

(6)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC ("Crestview Holdings A"), our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, and is controlled by Crestview Partners II GP, L.P. ("Crestview GP").

(7)
Based on information obtained from a Schedule 13G jointly filed with the SEC on February 14, 2018 by Crestview GP, Crestview Partners II SES Investment B, LLC, Crestview Partners II SES Investment, LLC, Crestview GP has voting and dispositive power with respect to 20,024,073 shares of our Class A common stock. Represents 35,975,512 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco and 3,802,972 Class A shares held directly by Crestview Partners II SES Investment B, LLC ("Crestview Holdings B"), in each case for which Crestview GP may be deemed to be the beneficial owner. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power of 39,778,484 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP disclaims beneficial ownership of Class B shares and corresponding SES Holdings LLC Units held by Legacy Owner Holdco, except to the extent of its pecuniary interest. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview, 667 Madison Avenue, 10th Floor, New York, New York 10065.

(8)
Represents 7,385,705 shares of Class B common stock and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco for which John D. Schmitz may be deemed to be the beneficial owner. John D. Schmitz generally has the right to acquire beneficial ownership of such 7,385,705 Class B shares and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at his election pursuant to the Legacy Owner Holdco limited liability company agreement. The 85,366 shares of Class A common stock held of record by Mr. Schmitz are unvested restricted shares.

(9)
Of the 541,717 shares of Class A common stock beneficially owned by Ms. Ladhani, 39,582 shares are held of record by Holli Ladhani RES, LLC, of which Ms. Ladhani is the sole member, 39,582 shares are held of record by Shaheen Ladhani RES, LLC, of which Ms. Ladhani's spouse is the sole member, 50,436 shares are held of record by Shaheen Ladhani RES No. 1, LLC, of which Ms. Ladhani's spouse is the sole member, and 142,295 shares are unvested restricted shares held of record by Ms. Ladhani. In addition, 226,372 shares are deemed beneficially owned by Ms. Ladhani pursuant to the outstanding options held by Ms. Ladhani (84,823), Holli Ladhani RES, LLC (70,778) and Shaheen Ladhani RES, LLC (70,771). Ms. Ladhani may be deemed to have shared voting and dispositive power over the shares held by Shaheen Ladhani RES, LLC and Shaheen Ladhani RES No. 1, LLC.

(10)
Of the 177,113 shares of Class A common stock beneficially owned by Mr. Nightingale, 67,199 shares are unvested restricted stock units held of record by Mr. Nightingale. In addition, 76,233 shares are deemed beneficially owned by Mr. Nightingale pursuant to the outstanding options held by Mr. Nightingale.

(11)
Of the 114,518 shares of Class A common stock beneficially owned by Mr. Pistono, 19,240 shares are unvested restricted stock units held of record by Mr. Pistono. In addition, 76,883 shares are deemed beneficially owned by Mr. Pistono pursuant to the outstanding options held by Mr. Pistono.

(12)
As Co-President of LESA, David C. Baldwin may be deemed to have dispositive power over the 16,191,331 shares of Class A common stock owned by the SCF Group. Mr. Baldwin disclaims beneficial ownership of all such interests.

(13)
Of the 38,349 shares of Class A common stock beneficially owned by Mr. Wall, 37,507 shares are deemed beneficially owned by Mr. Wall pursuant to the outstanding options that Mr. Wall owns.

(14)
Of the 9,084 shares of Class A common stock beneficially owned by Mr. Burnett, 5,334 shares are deemed beneficially owned by Mr. Burnett pursuant to the outstanding options Mr. Burnett owns.

(15)
Of the 49,384 shares of Class A common stock beneficially owned by Mr. Rattie, 19,770 shares are deemed beneficially owned by Mr. Rattie pursuant to the outstanding options Mr. Rattie owns.

(16)
Of the 34,595 shares of Class A common stock beneficially owned by Mr. Trice, 17,434 shares are deemed beneficially owned by Mr. Trice pursuant to the outstanding options Mr. Trice owns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5.0% of our Class A common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of our Class A common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a substantial ownership interest or control of the entity.

        Our board of directors adopted a written related party transactions policy prior to the completion of the IPO. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; and (ii) the extent of the Related Person's interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SES Holdings LLC Agreement

Exchange Rights

        Subject to certain limitations, under the SES Holdings LLC Agreement, Legacy Owner Holdco (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right (an "Exchange Right") to cause SES Holdings to acquire all or a portion of its SES Holdings LLC Units (along with a corresponding number of shares of our Class B common stock) for, at SES Holdings' election, (i) shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) cash in an amount equal to the Cash Election Value (as defined in the SEC Holdings LLC Agreement) of such Class A common stock. At SES Holdings' request, we will be obligated to facilitate an exercise of an Exchange Right by contributing to SES Holdings the shares of Class A common stock or cash to be used to acquire the tendered SES Holdings LLC Units. Alternatively, upon the exercise of any Exchange Right, Select Inc. (instead of SES Holdings) will have the right (our "Call Right") to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at its election, (i) the number of shares of Class A common stock the exchanging unitholder would have received under the Exchange Right or (ii) cash in an amount equal to the Cash Election Value of such Class A common stock. The board of managers of Legacy Owner Holdco, which consists of John D. Schmitz and two representatives of funds controlled by Crestview GP, must unanimously approve any exchange of ownership interests in Legacy Owner Holdco for SES Holdings LLC Units except for exchanges by affiliates of John D. Schmitz and Crestview GP (which may be made at the election of such affiliates). If such exchange is approved, such members of Legacy Owner Holdco will have the same Exchange Right as Legacy Owner Holdco, subject to the terms and conditions described above.

        In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled.

        As Legacy Owner Holdco exchanges its SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

        On October 31, 2017, following the distribution by Legacy Owner Holdco of SES Holdings Units and shares of our Class B common stock in redemption of certain of its members (the "SES Redeemed Legacy Holders"), we exercised our right to require an exchange by such SES Redeemed Legacy Holders, pursuant to which SES Holdings distributed 2,487,029 shares of our Class A common stock to such SES Redeemed Legacy Holders in exchange for 2,487,029 SES Holdings LLC Units and a corresponding number of shares of our Class B common stock.

Tax Receivable Agreements

        In connection with the closing of our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share (the "Select 144A Offering"), certain affiliates of SES Legacy Holdings, LLC, Crestview Partners II G.P., L.P., and Crestview Partners II SES Investment B, LLC (the "TRA Holders") contributed, directly or indirectly, all or a portion of their SES Holdings LLC Units to us in exchange for Class A common stock and, in the future, Legacy Owner Holdco or its permitted transferees may exchange SES Holdings LLC Units for shares of our Class A common stock or cash, as applicable, pursuant to an Exchange Right or our Call Right. SES Holdings intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year ended December 31, 2017 and each taxable year in which an exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right occurs. Pursuant to the Section 754 election, our acquisition (or deemed acquisition for U.S. federal income tax purposes) of SES Holdings LLC Units as a part of the reorganization transactions and as a result of exchanges of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right are expected to result in adjustments to the tax basis of the tangible and intangible assets of SES Holdings. These adjustments will be allocated to us. Such adjustments to the tax basis of the tangible and intangible assets of SES Holdings would not have been available to us absent our acquisition or deemed acquisition of SES Holdings LLC Units as a part of the reorganization transactions or as a result of exchanges of SES Holdings LLC Units pursuant to the exercise of an Exchange Right or our Call Right. The anticipated basis adjustments are expected to increase (for tax purposes) our depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. In addition, we expect that certain net operating losses may be available to us as a result of the reorganization transactions. Such increased deductions and losses, reduced gains, and net operating losses may reduce the amount of tax that we would otherwise be required to pay in the future.

        In connection with the closing of the Select 144A Offering, we entered into two Tax Receivable Agreements with the TRA Holders. On July 18, 2017, our board of directors approved amendments to each of the Tax Receivable Agreements, which amendments revised the definition of "change of control" for purposes of the Tax Receivable Agreements and acknowledged that the Rockwater Merger would not result in a change of control.

        The first of the Tax Receivable Agreements, which we entered into with Legacy Owner Holdco and Crestview GP, generally provides for the payment by us to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of our acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder's SES Holdings LLC Units in connection with the Select 144A Offering or pursuant to the exercise of the Exchange Right or our Call Right and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under such Tax Receivable Agreement.

        The second of the Tax Receivable Agreements, which we entered into with certain of the existing owners of outstanding membership interests in SES Holdings prior to the Select 144A Offering and related reorganization who received shares of our Class A common stock in exchange for their SES Holdings LLC Units received in connection with the restructuring transactions completed in connection with the Select 144A Offering (the "Contributing Legacy Owners"), generally provides for the payment by us to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) any net operating losses available to us as a result of certain reorganization transactions entered into in connection with the Select 144A Offering and (ii) imputed interest deemed to be paid by us as a result of any payments we make under such Tax Receivable Agreement. Under both Tax Receivable Agreements, we will retain the benefit of the remaining 15% of these cash savings. Certain of the TRA Holders' rights under the Tax Receivable Agreements are transferable in connection with a permitted transfer of SES Holdings LLC Units or if the TRA Holder no longer holds SES Holdings LLC Units.

        The payment obligations under the Tax Receivable Agreements are our obligations and not obligations of SES Holdings, and we expect that the payments we will be required to make under the Tax Receivable Agreements will be substantial. If the Tax Receivable Agreements were terminated on December 31, 2017, the estimated termination payments, based on the assumptions discussed below, would have been approximately $98.9 million (calculated using a discount rate equal to the lesser of 6.50% per annum, compounded annually, or one-year LIBOR plus 100 basis points, applied against an undiscounted liability of $130.6 million, based upon the last reported closing sale price of our Class A common stock on

December 31, 2017) in the aggregate. The foregoing amounts are merely estimates and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments as compared to the foregoing estimates.

        The term of each Tax Receivable Agreement commenced upon the completion of the Select 144A Offering and will continue until all tax benefits that are subject to such Tax Receivable Agreement have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreements.

        The Tax Receivable Agreements, as amended, are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018, and the foregoing descriptions of the Tax Receivable Agreements are qualified by reference thereto. Future unitholders may become party to one or more tax receivable agreements entered into in connection with future acquisitions by SES Holdings.

Rockwater Registration Rights Agreement

        On February 16, 2017, in connection with Rockwater's private placement (the "Rockwater 144A Offering") of 8,797,500 shares of Rockwater's Class A-1 common stock, par value $0.01 per share ("Rockwater Class A-1 Common Stock"), Rockwater entered into a registration rights agreement (the "Rockwater Registration Rights Agreement") with FBR. Under this registration rights agreement, Rockwater agreed, at its expense, to file with the SEC a shelf registration statement registering for resale the 8,797,500 shares of Rockwater Class A-1 Common Stock sold in the Rockwater 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018.

        In connection with the closing of the Rockwater Merger, Rockwater assigned, and we assumed, Rockwater's rights and obligations under the Rockwater Registration Rights Agreement. Also in connection with the Rockwater Merger, each share of Rockwater Class A-1 Common Stock then outstanding was converted into the right to receive a number of shares of our Class A-2 common stock equal to 0.7652 per share (the "Exchange Ratio") of Rockwater's Class A common stock, par value $0.01 per share ("Rockwater Class A Common Stock"), and we issued 6,731,845 shares of our Class A-2 common stock to the former holders of Rockwater Class A-1 Common Stock. Under the Rockwater Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering for resale shares of Class A common stock into which the outstanding shares of our Class A-2 common stock are convertible, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event by March 31, 2018. Pursuant to our amended and restated certificate of incorporation, all shares of Class A-2 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of this registration statement on March 29, 2018.

Registration Rights Agreement with FBR

        In connection with the Select 144A Offering, we entered into a registration rights agreement with FBR for the benefit of the investors in the Select 144A Offering. Under this registration rights agreement, we agreed, at our expense, to file with the SEC, in no event later than April 30, 2017, a shelf registration statement registering for resale the 16,100,000 shares of our Class A-1 common stock sold in the Select 144A Offering plus any additional shares of Class A-1 common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise, and to cause such registration statement to be declared effective by the SEC as soon as practicable but in any event within 180 days after the initial filing of such registration statement. Such registration statement was filed on April 28, 2017 and was declared effective on June 13, 2017. Pursuant to our amended and restated certificate of incorporation, all shares of Class A-1 common stock automatically converted to Class A common stock on a one-for-one basis upon the effectiveness of such registration statement. The shares registered under such registration statement became freely tradable on June 26, 2017.

Registration Rights Agreement for the Benefit of the Registration Rights Holders

        On December 20, 2016, we entered into a registration rights agreement with the Contributing Legacy Owners and Legacy Owner Holdco. In connection with the execution of the Merger Agreement, we entered into an amended and restated registration rights agreement (the "Amended and Restated Registration Rights Agreement") with Legacy Owner Holdco, Crestview Holdings B, the SCF Group and WDC Aggregate LLC (collectively, the "Registration Rights Holders"), which, effective as of the closing of the Rockwater Merger, amends and restates the December 20, 2016 registration rights agreement. Pursuant to such agreement, among other things, (i) we will provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary "piggyback" registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.

        At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing and value of sales to be registered or shares to be sold in an underwritten offering.

        If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement with FBR entered in connection with the Select 144A Offering or their permitted transferees, then we must give notice to the parties to the registration rights agreement or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any party to the registration rights agreement shall have the right to piggyback in any registration statement or offering effected at the request of any other party to the registration rights agreement.

        The registration rights granted to the parties to the registration rights agreement may be freely assigned, including to their transferees.

Initial Public Offering

        On April 20, 2017, the registration statement on Form S-1 (File No. 333-216404) relating to the IPO was declared effective by the SEC. The IPO closed on April 26, 2017, at which time we issued and sold 8,700,000 shares of Class A common stock at a price to the public of $14.00 per share. We received cash proceeds of approximately $114.2 million from this transaction, net of underwriting discounts and commissions. On May 10, 2017, the underwriters exercised in full their option to purchase an additional 1,305,000 shares of Class A common stock at a price to the public of $14.00 per share. We received cash proceeds of approximately $17.1 million, net of underwriting discounts and commissions and estimated offering expenses, from the sale of such additional shares pursuant to the underwriters' option. As of May 25, 2017, we had incurred costs of approximately $2.8 million related to the IPO.

Historical Transactions with Related Parties

Management Fee

        B-29 Investments, LP and Crestview Partners each received management fees and reimbursements for expenses related to time spent conducting the business and affairs of SES Holdings, pursuant to the SES Holdings LLC Agreement. For the year ended December 31, 2017, we incurred costs of approximately $503,000 and $696,000, respectively, from B-29 Investments, LP and Crestview Partners. B-29 Investments, LP is controlled by our Executive Chairman, John D. Schmitz. Funds managed by Crestview Partners are members of Legacy Owner Holdco, and other funds managed by Crestview Partners are the Contributing Legacy Owners.

        On December 20, 2016, we entered into a management services agreement with each of B-29 Investments, LP and Crestview Partners, which provides for management fees and reimbursements for expenses related to time spent conducting our business for each of the two years following the closing of the IPO, as discussed above.

        On December 29, 2017, we entered into a termination agreement with each of B-29 Investments, LP and Crestview Partners, which terminated the management services agreements entered into with each entity in December 2016. In connection with the termination agreements, we paid each of B-29 Investments, LP and Crestview Partners $637,699 as consideration for past and future services.

Aquacore Rental Company LLC

        For the year ended December 31, 2017, we rented pumps and filter pod trailers for use in our operations at a cost of approximately $2,728,000, from Aquacore Rental Company LLC ("Aquacore"), an entity indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.

B-29 Ups & Downs, LLC

        For the year ended December 31, 2017, we incurred costs of approximately $717,000 for aviation services for use by our executive officers from B-29 Ups & Downs, LLC ("B-29 Ups & Downs"). B-29 Ups & Downs is owned by B-29 Family Holdings, LLC, an entity owned and controlled by our Executive Chairman, John D. Schmitz.

Bell Supply Company, LLC

        For the year ended December 31, 2017, we purchased inventory and parts for use in our operations totaling approximately $274,000, from Bell Supply Company, LLC ("Bell Supply"), an entity owned by Synergy Energy Holdings LLC, which is owned by certain of our stockholders and directors, including funds managed by Crestview GP and our Executive Chairman, John D. Schmitz. Additionally, our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, are on the board of directors of Synergy Energy Holdings LLC.

Covey Park Energy LLC

        For the year ended December 31, 2017, we provided services totaling approximately $4,113,000 to Covey Park Energy LLC ("Covey Park"). Our director, Richard A. Burnett, is an executive officer of Covey Park.

Crest Pumping Technologies

        For the year ended December 31, 2017, we recorded sales of chemicals to Crest Pumping Technologies ("Crest") of approximately $1,722,000. Crest is owned by an entity controlled by the SCF Group, one of our principal stockholders.

Merit Appraisal & Tax Consulting, L.P.

        For the year ended December 31, 2017, we incurred charges totaling approximately $292,000 for appraisal services and tax consulting from Merit Appraisal & Tax Consulting, LP ("Merit"). B-29 Investments, LP, an entity controlled by our Executive Chairman, John D. Schmitz, controls and partially owns Merit.

National Oilwell Varco, Inc.

        For the year ended December 31, 2017, we purchased equipment totaling approximately $362,000 from National Oilwell Varco, Inc. ("NOV"). Our Executive Vice President, Finance, Eric Mattson, is a director of NOV.

Noble Energy, Inc.

        For the year ended December 31, 2017, we provided services totaling approximately $27,095,000 from Noble Energy, Inc. ("Noble"). Our President, Chief Executive Officer and director, Holli C. Ladhani, is a director of Noble.

Orteq Energy Technologies

        For the year ended December 31, 2017, we purchased pumps and related equipment for our operations totaling approximately $3,092,000 from Orteq Energy Technologies, which is indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.

Samson Resources

        For the year ended December 31, 2017, we provided services totaling approximately $1,097,000 to Samson Resources ("Samson") under an MSA. Samson emerged from Chapter 11 bankruptcy as of March 1, 2017. Our director Robert Delaney was a director of Samson, and funds controlled by Crestview GP were equity holders in Samson in the years ended December 31, 2016 and 2015. Following Samson's emergence from bankruptcy, Crestview GP is no longer an equity holder in Samson.

Silver Creek Oil & Gas, LLC

        For the year ended December 31, 2017, we provided services totaling approximately $993,000 to Silver Creek Oil & Gas, LLC ("Silver Creek"), under an MSA. Our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, serve on the board of Silver Creek. Each of B-29 Investments, LP, an entity controlled by John D. Schmitz, and funds controlled by Crestview GP owns 49.5% of the membership interests in Silver Creek.

Corporate Reorganization

        In connection with our reorganizations in December 2016 and November 2017, we engaged in certain transactions with certain affiliates and the members of SES Holdings. Please read our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018 and our Current Report on Form 8-K/A filed January 12, 2018 for further details.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and Select Energy Services must identify in this Proxy Statement those persons who did not file such reports when due.

        Based solely upon a review of Forms 3 and 4 and any amendments furnished to Select Energy Services during our fiscal year ended December 31, 2017, and Form 5 and any amendments furnished to Select Energy Services with respect to the same fiscal year, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and/or those of our predecessor since 2016. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

  Principal Accountant Fees and Services

        The following table provides information regarding the aggregate fees incurred by the Company, and its predecessor and the previous owners, from Grant Thornton LLP during the last two fiscal years (dollars in thousands):

	Company, or its Predecessor and the Previous Owners
	2017	2016
Audit Fees(1)	$1,151,130	$408,745
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$1,151,130	$408,745

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. For 2017 and 2016, those fees primarily related to the audit of annual financial statements, reviews of quarterly financial statements, and other professional services rendered related to our initial public offering registration statement on Form S-1.

(2)
Audit-related fees represent amounts billed in each of the years presented for assurance and related services (e.g., audits of benefit plans, due diligence for possible acquisitions or consultations pertaining to new and proposed accounting or regulatory rules). No such services were rendered by Grant Thornton during the years ended December 31, 2017 and 2016.

(3)
Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice and tax planning. No such services were rendered by Grant Thornton during the years ended December 31, 2017 and 2016.

(4)
All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available at www.selectenergyservices.com.

Change in Accountants

        On June 17, 2016, our board of directors approved the dismissal of Pannell Kerr Forster of Texas, P.C. ("PKF"), from its role as our independent registered public accounting firm. The report of PKF on our consolidated financial statements for the year ended December 31, 2015, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2015, and in the subsequent interim period through June 17, 2016, we had no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such periods.

        On June 17, 2016, our board of directors approved the engagement of Grant Thornton LLP as our new independent registered public accounting firm. We did not consult Grant Thornton LLP regarding (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), during the two years ended December 31, 2015 and 2014 and the period from December 31, 2015 to June 17, 2016.

Vote Required

        The approval of the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton as Select Energy Services' independent public accounting firm for fiscal year 2018.

Report of the Audit Committee of the Board of Directors

        Our Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable rules and standards promulgated by the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence, including how the services provided by the firm and any relationships between the firm and the Company may impact the independent registered public accounting firm's independence. Based upon such review and discussions, our Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 19, 2018.

Audit Committee of the Board of Directors
Richard A. Burnett, Chairman Keith O. Rattie, Member David A. Trice, Member

PROPOSAL 3—APPROVAL AND RATIFICATION OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

        Following our initial public offering, we adopted the Select Energy Services, Inc. Employee Stock Purchase Plan (the "Plan" or the "Employee Stock Purchase Plan"), which is designed to allow our eligible employees to purchase shares of our common stock at a favorable price through accumulated payroll deductions. We are seeking stockholder approval of the Employee Stock Purchase Plan, which was approved by the Board of Directors on January 23, 2018, effective as of December 1, 2017, subject to approval by the stockholders at the Annual Meeting. If approved by the stockholders, the Plan will be effective as of December 1, 2017.

        The purpose of the Employee Stock Purchase Plan is to provide eligible employees of the Company and certain of its subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 421 and Section 423 of the Internal Revenue Code.

        The maximum aggregate number of shares of our common stock that may be purchased under the Plan will be 2,200,000. As of March 1, 2018, there were approximately 3,451 employees eligible to participate in the Employee Stock Purchase Plan.

        A summary of the Employee Stock Purchase Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is filed with this Proxy Statement as Appendix A.

 Summary of the Plan

Administration

        Subject to the express provisions of the Employee Stock Purchase Plan, the Compensation Committee of our Board has authority to interpret and construe the provisions of the Employee Stock Purchase Plan, to adopt rules and regulations for administering the Employee Stock Purchase Plan, and to make all other determinations necessary or advisable for administering the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will be administered in order to qualify as an employee stock purchase plan under Section 421 and Section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan also provides for offerings that are not intended to qualify under Section 423 of the Internal Revenue Code solely for the benefit of employees of participating subsidiaries of the Company that are located outside of the United States.

Stock Subject to the Plan

        Subject to adjustment as provided in the Employee Stock Purchase Plan, the aggregate number of shares of Class A common stock reserved and available for issuance pursuant to the Employee Stock Purchase Plan is 2,200,000. As of March 29, 2018, the closing price of our Class A common stock on NYSE was $12.62 per share. The Class A common stock sold pursuant to the Employee Stock Purchase Plan may be unissued shares or reacquired shares, including shares bought on the market or otherwise.

Eligibility; Grant of Options

        With respect to each offering date, each employee of Select or any participating company who has been continuously employed for at least one year and is regularly scheduled to work more than 20 hours per week is generally eligible to participate in the Plan. Different eligibility requirements may apply to employees who are residents of a foreign jurisdiction, as determined by the Compensation Committee.

        No employee may be granted options to purchase shares of our Class A common stock under the Employee Stock Purchase Plan if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our Class A common stock under all of our employee stock purchase plans (as defined in Section 423 of the Internal Revenue Code) that accrue at a rate that exceeds $25,000 worth of shares of our Class A common stock for each calendar year.

Plan Provisions

        The Employee Stock Purchase Plan operates by granting options that each have a term of three months (each, an "Offering Period"). The options are granted consecutively, and a new three-month Offering Period begins on the first day on which the New York Stock Exchange ("NYSE"), or other securities exchange on which our Class A common stock is traded, is open for trading (a "Trading Day") of each March, June, September and December (as applicable, an "Offering Date"). The term of each option will begin on an Offering Date and will end on the last Trading Day of the Offering Period (a "Purchase Date"). Unless otherwise specified by the Compensation Committee, each Offering Period under the Plan shall be deemed a separate Offering Period under the Plan, even if the Offering Date and Purchase Date of each such Offering Period are identical. The first Offering Date under the Plan was December 1, 2017.

        Eligible employees may elect to become a participant in the Employee Stock Purchase Plan by submitting a request form to the administrator, which will remain effective from offering period to offering period unless and until the participant files a new request form. The participant designates an integral percentage (or, in lieu of an integral percentage and if permitted by the Compensation Committee, a specified whole dollar amount) to be deducted from his or her paycheck for each Offering Period and paid into the Plan for his or her account; provided, that one-sixth of such designated amount shall be deducted from his or her compensation each pay period during the applicable Offering Period. The maximum amount of compensation that any participant may contribute to the Plan in a single calendar year is $15,000 (or other such other maximum amount as the Compensation Committee may establish from time to time prior to an Offering Period). Payroll deductions will accumulate in a non-interest bearing contribution account and all deductions will be made on an after-tax basis.

        On the first day of an offering, participants will be granted an option to purchase on the applicable Purchase Date at the price described below the number of full shares of Class A common stock which the cash credited to his or her contribution account on the purchase date will purchase at the purchase price. Unless a participant terminates employment or withdraws from the Plan or an offering on or before the Purchase Date, his or her option to purchase shares of Class A common stock will be deemed to have been exercised automatically on the purchase date. The purchase price will be 95% of the fair market value of the Class A common stock on the Purchase Date of the offering. No brokerage fees will be charged for these purchase transactions. If there is a cash balance remaining in a participant's contribution account at the end of an offering representing the exercise price for a fractional share of Class A common stock, such balance will remain in the contribution account to be used in the next offering, unless the participant requests that such amount be refunded. All shares purchased will be held in the participant's name by the administrator.

        Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution and options are exercisable only by the participant during his or her lifetime.

        The Compensation Committee may from time to time specify with respect to a particular grant of options under the Plan transfer restrictions on the shares of Class A common stock purchased by the participants pursuant to such options. Unless otherwise specified by the Compensation Committee, the normal restriction period applicable to shares of Class A common stock will be two years after the Offering Date that relates to the Offering period in which such share was acquired; provided, however, that the restriction period will end upon the termination of a participant's employment with the Company or participating company

Termination of Employment and Withdrawal from the Plan

        If a participant's employment is terminated for any reason, his or her participation in the Plan will terminate immediately and the balance, if any, in his or her contribution account will be returned in cash, without interest.

        Participants may elect to withdraw from the Employee Stock Purchase Plan at any time and receive back any of their contributions, without interest, not used to purchase shares. If a participant wishes to withdraw his or her funds prior to a purchase, he or she must make an election to do so at any time up to two weeks prior to the end of the Offering Period. If a participant does withdraw, he or she will not be eligible to re-enroll until six months after the date on which such he or she withdrew; provided that he or she is otherwise eligible to participate in the Plan at such later time.

Effect of Certain Corporate Events

        If the Company is not the surviving corporation in any merger, consolidation or other business combination or reorganization, or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options for all options then outstanding, then any unexercised options under the Plan will expire then upon the effective date of such event and the Company will refund to each participant the balance, if any, in his or her contribution account.

Amendment and Termination of the Plan

        The Board may amend the Employee Stock Purchase Plan at any time; provided, however, that no amendment may, without stockholder approval, materially and adversely affect the eligibility requirements under the Employee Stock Purchase Plan or increase the number of shares of Class A common stock subject to any options issued to participants.

        The Board may terminate the Employee Stock Purchase Plan at any time. Upon termination of the Employee Stock Purchase Plan, the administrator must give notice thereof to participants and will terminate all payroll deductions. Cash balances then credited to participants' contribution accounts will be distributed as soon as practicable, without interest.

Federal Income Tax Consequences to the Company and to Participants

        The Employee Stock Purchase Plan is designed to qualify as an Employee Stock Purchase Plan under Section 421 and Section 423 of the Code. A general summary of the United States federal income tax consequences regarding the Employee Stock Purchase Plan is stated below. This description is based on current law, which is subject to change (possibly retroactively). This summary does not address the tax considerations under foreign, state and local, estate and gift tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The tax consequences of participating in the Employee Stock Purchase Plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the Employee Stock Purchase Plan as to both federal and state income tax considerations.

        A participant's payroll deductions to purchase Class A common stock under the Employee Stock Purchase Plan are not excluded from gross income, and the participant is taxed on such amounts when earned. Neither the grant nor the exercise of options under the Employee Stock Purchase Plan will have a tax impact on the participant or on us. If a participant disposes of the Class A common stock acquired upon the exercise of his options after at least two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the Class A common stock at the time of disposition, or (ii) the fair market value of the Class A common stock at the date of grant, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds Class A common stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the Class A common stock at the time of death, or (ii) the fair market value of the Class A common stock at the date of grant exceeds the purchase price. We will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Class A common stock before the expiration of two years from the date of grant or one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the Class A common stock on the date of exercise of the option over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, as the case may be. We will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

        The final regulations under Section 409A of the Internal Revenue Code provide that the grant of an option under an employee stock purchase plan (described in Section 423 of the Internal Revenue Code) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Section 409A of the Internal Revenue Code should not apply to the Employee Stock Purchase Plan so long as the Employee Stock Purchase Plan satisfies Section 423 of the Code.

        The foregoing brief summary of the effect of federal income taxation upon participants and the Company with respect to the purchase of shares under the Employee Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code.

Benefits to Named Executive Officers and Others

        Participation in the Employee Stock Purchase Plan is voluntary and we cannot presently determine the benefits or amounts that will be received pursuant to the Employee Stock Purchase Plan in the future, as such amounts will depend on the amount of contributions eligible employees choose to make, the actual purchase price of shares in future offering periods, the market value of the Class A common stock on various future dates. Non-employee directors are not eligible to participate in the plan.

Vote Required

        The approval to approve and ratify the adoption of the Select Energy Services Inc. Employee Stock Purchase Plan in this Proposal 3 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the proposal to approve and ratify the adoption of the Employee Stock Purchase Plan.

 PROPOSAL 4—ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

        As an emerging growth company, we are not required to hold a non-binding advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to Section 14A(a)(1) of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the tabular and narrative disclosure set forth in this proxy statement under "Executive Compensation."

        Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through base salaries, the opportunity to earn annual cash performance-based bonuses and long-term equity incentive awards. The pay mix provided to our named executive officers is designed to align the interests of our executives with those of our stockholders.

        The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the annual meeting:

  RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the tabular and narrative disclosure set forth in this proxy statement under "Executive Compensation."

        The say-on-pay vote is advisory, and therefore not binding on the Company or the Board and will not overrule any decisions made by the Board and will not require the Board to take any specific action. Nevertheless, the vote will provide information to the Board regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation going forward.

Vote Required

        The approval, on a non-binding basis, of the compensation of our named executive officers as reported in this Proposal 4 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker "non-votes" will have no legal effect on this proposal.

        As an advisory vote, Proposal 4 is not binding on our Board of Directors or the compensation committee, will not overrule any decisions made by our Board of Directors or the compensation committee, and will not require our Board of Directors or the compensation committee to take any specific action. Although the vote is non-binding, our Board of Directors and the compensation committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board

        The Board recommends that stockholders vote FOR the non-binding proposal to approve the compensation of our named executive officers.

 PROPOSAL 5—ADVISORY (NON-BINDING) VOTE APPROVING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

        As an emerging growth company, we are not required to provide a frequency vote pursuant to Section 14A(a)(2) of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

        For the reasons described below, we recommend that our stockholders select a frequency of "every three years."

  •
  We are a newly formed company and thus our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

  •
  A triennial vote will provide the Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

  •
  A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Vote Required

        The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2018 Annual Meeting is required for approval of Proposal 5. However, because Proposal 5 has three possible substantive responses (every year, every two years and every three years), if none of the frequency alternatives receives the vote of holders of a majority of the shares present and entitled to be voted, then we will consider stockholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

        Although non-binding, the Board of Directors and the compensation committee will carefully review the voting results on this Proposal 5. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory "say on pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.

Recommendation of the Board

        This vote is advisory, and therefore not binding on the Company or the Board. Although the vote is non-binding, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

        The Board recommends that stockholders vote "EVERY THREE YEARS" as the option for the non-binding proposal to approve the frequency of advisory votes on Select Energy Services' executive compensation.

 STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total shareholder return for Select Energy Services, Inc. since its IPO on April 20, 2017 reflecting the Company's common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the cumulative total shareholder return of companies with the New York Stock Exchange Market Value Index (Select Energy's broad equity market index) and the Philadelphia Stock Exchange Oil Service Sector Index.

OTHER MATTERS

        Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Householding Information

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, 515 Post Oak Blvd., Suite 200, Houston, Texas 77027, to inform us of his or her request; or

  •
  If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

        We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system and are publicly available on the Securities and Exchange Commission's website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at www.selectenergyservices.com.

        Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Adam R. Law, Select's Senior Vice President, General Counsel & Corporate Secretary, at 515 Post Oak Blvd., Suite 200, Houston, Texas 77027.

By Order of the Board of Directors,
Adam R. Law Senior Vice President, General Counsel & Corporate Secretary
Houston, Texas—April 2, 2018

Appendix A

SELECT ENERGY SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The Select Energy Services, Inc. Employee Stock Purchase Plan (as amended, restated or otherwise modified from time to time, the "Plan") is intended to provide an opportunity for employees of Select Energy Services, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Code Section 423 with respect to Participants who are employees of the Company or a Participating Company in the United States. Accordingly, with respect to such Participants, the provisions of the Plan shall be construed in a manner consistent with the requirements of Code Section 423. In addition, the Plan provides for Offerings that are not intended to qualify under Code Section 423 solely for the benefit of Participants who are employees of foreign Participating Companies outside of the United States (each, a "Non-423 Offering"). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-423 Offering) will be intended to comply with the requirements of Code Section 423.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below:

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board.

        "Compensation" shall mean an Eligible Employee's "wages," as defined in Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and all other payments of compensation to an Eligible Employee by the Company or any Participating Company for services to the Company or any Participating Company while employed for which the Company or any Participating Company is required to furnish such Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but excluding any portion of base salary deferral contributions made pursuant to Code Section 401(k), reimbursement or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, pay in lieu of vacation or unused leave, severance pay, differential wages, or any credit or benefit under any employee benefit plan maintained by the Company or any Participating Company. The definition of Compensation may vary among Participants who are participating in separate Offerings or a Non-423 Offering.

        "Eligible Employee" means, with respect to each Offering Period, each employee of the Company or a Participating Company who, as of the Offering Date with respect to such Offering Period, has been continuously employed by the Company or any Participating Company for at least one year and is regularly scheduled to work more than 20 hours per week; provided, however, that the Committee may, from time to time prior to an Offering Date, elect to exclude employees of the Company and the Participating Companies who would otherwise be "Eligible Employees" pursuant to this definition with respect to the Offering Period beginning on such Offering Date (and any subsequent Offering Periods as determined by the Committee) so long as such exclusion is permitted under Code Section 423. The definition of Eligible Employee may differ with respect to a Non-423 Offering.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean, as of any specified date, (a) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock on that date as reported in The Wall Street Journal (or if no sales occur on that date, on the last preceding date on which such sales of the

Common Stock are so reported); (b) if the Common Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Common Stock on the specified date (or if no sales occur on that date, on the most recently preceding date on which Common Stock was traded over the counter); or (c) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate.

        "Offering" shall mean an offering of Common Stock pursuant to the Plan.

        "Offering Date" shall mean the first Trading Day of each Plan Quarter.

        "Offering Period" shall mean, with respect to a Plan Quarter, the period beginning on the Offering Date and ending on the Purchase Date. Unless otherwise specified by the Committee, each Offering Period under the Plan shall be deemed a separate Offering Period under the Plan, even if the Offering Date and Purchase Date of each such Offering Period are identical.

        "Participant" shall mean an Eligible Employee who elects to participate in the Plan pursuant to Section 5(b).

        "Participating Companies" shall mean the Company's subsidiaries that are designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

        "Plan Quarter" means, with respect to each calendar year in which the Plan is in effect, (a) December 1 through February 28 (or, if applicable, February 29), (b) March 1 through May 31, (c) June 1 through August 31 and (d) September 1 through November 30. The first Plan Quarter commenced on December 1, 2017.

        "Purchase Date" shall mean the last Trading Day of each Plan Quarter, or such other date(s) as determined by the Committee.

        "Purchase Price" shall mean the purchase price of a share of Common Stock as set forth in Section 6(b).

        "Restriction Period" means the period of time, if any, during which shares of Common Stock acquired by a Participant under the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such Participant as provided in Section 6(d).

        "Trading Day" shall mean any day on which the New York Stock Exchange (or, if applicable, any other national securities exchange that is used to determine Fair Market Value) is open for trading or, if the Common Stock is not listed on a national securities exchange, a business day, as determined by the Committee.

        3.    Eligibility.    Subject to the limitations set forth herein and in Code Section 423, any individual who is an Eligible Employee as of the Offering Date of a given Offering Period that does not relate to a Non-423 Offering shall be eligible to participate in such Offering Period.

        4.    Offering Periods.    The Plan shall be implemented by a series of consecutive three-month Offering Periods, with a new Offering Period commencing on the Offering Date within each Plan Quarter and ending on the Purchase Date within such Plan Quarter, or at such other time(s) as may be determined by the Committee. The Plan shall continue until terminated in accordance with Section 13. Subject to Section 13 and Code Section 423, the Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offerings and shall use its reasonable efforts to notify Employees prior to the scheduled beginning of the first Offering Period to be affected. For the avoidance of doubt, two or more separate Offering Periods may occur simultaneously, any of which may constitute a Non-423 Offering, as determined by the Committee in its sole discretion.

        5.    Grant of Options.

          (a)    In General.    The Company shall, on the Offering Date within each Offering Period, grant an option under the Plan to purchase, as of the Purchase Date within such Offering Period, shares of Common Stock to each then-current Participant at the Purchase Price as of such Purchase Date; provided, however , that no option shall be granted to a Participant (other than pursuant to a Non-423 Offering) if, immediately after the option is granted, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock representing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of its parent or subsidiary corporations. Subject to Section 5(d), the number of shares of Common Stock subject to an option for a Participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the applicable Offering Period in accordance with Section 5(b), divided by (ii) the Purchase Price as of the Purchase Date within such Offering Period, rounded down to the nearest whole share.

          (b)    Election to Participate; Payroll Deduction Authorization.    An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in Section 5(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in a form prepared by the Company whereby such Eligible Employee gives notice of such Eligible Employee's election to participate in the Plan as of the next following Offering Date, and whereby such Eligible Employee designates a whole dollar amount to be deducted from such Eligible Employee's Compensation for each Offering Period and paid into the Plan for such Eligible Employee's account; provided, that one-sixth of such designated amount shall be deducted from such Eligible Employee's Compensation each pay period during the applicable Offering Period. The maximum amount of Compensation that any Participant may contribute to the Plan in a single calendar year is $15,000 (or other such other maximum amount as the Committee may establish from time to time prior to an Offering Period).

          (c)    Changes in Payroll Authorization.    The payroll deduction authorization referred to in Section 5(b) may not be changed during the Offering Period by any Participant. A Participant may withdraw from the Plan at any time as provided in Section 7(a).

          (d)    $25,000 Limitation.    No Participant shall be granted an option under the Plan (other than pursuant to a Non-423 Offering) that would permit such Participant's right to purchase Common Stock under all employee stock purchase plans (described in Code Section 423) of the Company or its parent or subsidiary corporations (including the Plan) to accrue at a rate that exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding (within the meaning of Code Section 423(b)(8)). Any amounts received from a Participant that cannot be used to purchase Common Stock as a result of this limitation shall be returned as soon as reasonably practicable to such Participant, without interest, and such Participant's payroll deductions shall be temporarily halted until the first day of the first Offering Period that is scheduled to end in the following calendar year.

          (e)    Leaves of Absence.    During a paid leave of absence approved by the Company which meets the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant's elected payroll deduction shall remain in effect and continue for the current Offering Period and future Offering Periods and such Participant's accumulated, unused payroll deductions under the Plan shall be used to purchase Common Stock under the Plan on the applicable Purchase Date(s). During an unpaid leave of absence approved by the Company which meets the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant's elected payroll deductions shall immediately cease but such Participant's accumulated, unused payroll deductions under the Plan shall be used to purchase Common Stock under the Plan on the Purchase Date for the current Offering Period. If a Participant takes a leave of absence that is not described in the first or second sentence of this Section 5(e), then, for purposes of the Plan, such Participant shall be considered to have terminated employment as of the first day of such leave of absence and terminated such Participant's participation in the Plan pursuant to Section 8. Further, notwithstanding the preceding provisions of this Section 5(e), if a Participant takes a leave of absence that is described in the first or second sentence of this Section 5(e) and such leave of absence exceeds three months, then, for purposes of the Plan, such Participant shall be considered to have terminated employment as of the first day immediately following such three-month period and terminated such Participant's participation in the Plan pursuant to Section 8. For the avoidance of doubt, alternative rules regarding leaves of absence may be established with respect to Participants in a Non-423 Offering.

          (f)    Continuing Election.    Subject to the limitation set forth in Section 5(d), a Participant who (i) has elected to participate in the Plan pursuant to Section 5(b) as of an Offering Date and (ii) has not taken action to change or revoke such election as of a subsequent Offering Date shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such subsequent Offering Date. Payroll deductions that are halted pursuant to Section 5(d) shall recommence at the rate provided in such Participant's payroll deduction authorization at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless the Participant changes the amount of the Participant's payroll deduction authorization pursuant to Section 5(b), withdraws from the Plan pursuant to Section 7, or terminates such Participant's participation in the Plan pursuant to Section 8.

        6.    Exercise of Options.

          (a)    Generally.    Subject to Section 7 and the limitation set forth in Section 5(d), each Participant automatically and without any action by such Participant shall be deemed to have exercised such Participant's option on each Purchase Date to purchase the maximum number of whole shares of Common Stock determined by dividing the amount of accumulated, unused payroll deductions credited to such Participant's account by the applicable Purchase Price. No fractional shares of Common Stock may be purchased but any amount relating to such option that remains in the Participant's account under the Plan that represents a notional fractional share shall be applied to the purchase of shares of Common Stock during the next Offering Period as if such Participant had contributed such amount by payroll deduction to the Plan during such Offering Period for the option that relates thereto. If the total number of shares of Common Stock for which options are exercised on any Purchase Date exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the available shares by reducing Participants' designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a Participant under the Plan shall be refunded to such Participant promptly.

          (b)    Purchase Price.    As used herein, the term "Purchase Price" shall mean the per share price of Common Stock to be paid by each Participant on each exercise of such Participant's option, which price shall be equal to 95% of the Fair Market Value of the Common Stock on the Purchase Date.

          (c)    Delivery of Shares.    As soon as practicable after each Purchase Date, the Company shall deliver (or cause to be delivered) to a custodian selected by the Committee, one or more certificates representing the total number of whole shares of Common Stock respecting options exercised on such Purchase Date, in the aggregate, by all of the Participants hereunder. Alternatively, other evidence of ownership of shares of Common Stock shall be sent to Participants if the Common Stock is held in book-entry form. Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and shall provide each Participant with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant in the Plan except to return to such Participant the amount of such Participant's payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

          (d)    Restrictions on Transfer.    The Committee may from time to time specify with respect to a particular grant of options the Restriction Period, if any, that shall apply to the shares of Common Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to each share of Common Stock acquired under the Plan shall be a period of two years after the Offering Date that relates to the Offering Period in which such share was acquired. Except as hereinafter provided, during the applicable Restriction Period applicable to shares of Common Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however , that such restriction shall not apply to the transfer, exchange or conversion of such shares of Common Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Common Stock, and shall be held by the custodian pursuant to the provisions hereof. Upon the earlier of (a) the expiration of such Restriction Period or (b) a termination of the Participant's employment and participation in the Plan pursuant to Section 8, the transfer restrictions set forth in this Section 6(d) shall cease to apply and the Participant may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Common Stock in the Participant's account under the Plan that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Common Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this Section 6(d) and to assure compliance with applicable laws. For the avoidance of doubt, a different Restriction Period may apply to shares of Common Stock purchased in a Non-423 Offering, as determined by the Committee.

        7.    Withdrawal from the Plan.

          (a)    Generally.    Any Participant may withdraw, in whole, from the Plan at any time up to two weeks prior to the Purchase Date relating to a particular Offering Period. Partial withdrawals are not permitted under the Plan. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to such Participant the amount of such Participant's accumulated, unused payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options; and thereupon, automatically and without any further act on such Participant's part, such Participant's payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

          (b)    Eligibility Following Withdrawal.    A Participant who withdraws from the Plan shall be eligible to again participate in the Plan following a waiting period of six months after the date on which such Participant withdrew; provided that such Participant is otherwise eligible to participate in the Plan at such later time.

        8.    Termination of Employment.    If the employment of a Participant with the Company or any present or future parent or subsidiary corporation of the Company terminates for any reason whatsoever, then such Participant's participation in the Plan automatically, without any act on such Participant's part, shall terminate as of the date of the termination of such Participant's employment and thereupon such Participant's interest in unexercised options under the Plan shall terminate. The Company shall promptly refund to such Participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options.

        9.    Restriction Upon Assignment of Option.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during a Participant's lifetime, only by such Participant. The Company shall not have any obligation to recognize any assignment or purported assignment of a Participant's option or of any rights under the Participant's option or under the Plan.

        10.    No Rights of Stockholder Until Exercise of Option.    With respect to shares of Common Stock subject to an option granted hereunder, a Participant shall not be deemed to be a stockholder, and no Participant shall have any of the rights or privileges of a stockholder, until such option has been exercised and the shares subject to such option have been delivered to the custodian pursuant to Section 6. With respect to a Participant's Common Stock held by the custodian pursuant to Section 6, the custodian shall, as soon as practicable, pay such Participant any cash dividends attributable thereto or credit such dividends to such Participant's account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the Participant's voting rights attributable thereto.

        11.    Common Stock Reserved for Issuance Under the Plan.    Subject to the provisions of Section 16, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 2,200,000 shares of authorized Common Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

        12.    Administration of Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may provide that Eligible Employees of foreign Participating Company outside of the United States shall be eligible to participate only in Non-423 Offerings. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall make such decisions or determinations and take such actions in its sole discretion, and all such decisions, determinations and actions made or taken by the Committee pursuant to this and the other sections of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action made or taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements, and information to be provided to the Committee regarding dispositions of Common Stock that has been acquired pursuant to an option granted hereunder.

        13.    Amendment or Termination of the Plan.    The Committee, in its sole discretion, may amend or terminate the Plan at any time. Except as provided in Section 12, this Section 13 or Section 16, no amendment to the Plan shall make any change to any option previously granted that materially and adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Code Section 423 (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required. Without stockholder approval and without regard to whether any Participant's rights may be considered to have been materially and adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

        14.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall accrue or otherwise be paid to any Participant with respect to payroll deductions under the Plan.

        15.    Participating Companies.    The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Code Section 423 unless the Committee has provided that such Participating Company shall be eligible to participate only in Non-423 Offerings. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan at any time. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

        16.    Effect of Certain Corporate Events.

          (a)    Changes in Common Stock.    Whenever any change is made in the Common Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Purchase Price of shares subject to options outstanding under the Plan.

          (b)    Adjustments.    If the Company shall not be the surviving corporation in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Code Section 424(a)) for all options then outstanding, upon the effective date of such merger, consolidation or other business combination or reorganization or such dissolution or liquidation all unexercised options, if any, shall expire and the Company promptly shall refund to each Participant the amount of such Participant's payroll deductions under the Plan which have not yet been otherwise returned to such Participant or used upon exercise of options.

        17.    Securities Laws.

          (a)    Registration.    The Company shall not be obligated to issue any Common Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state, local or foreign laws, rules or regulations, or the requirements of any stock exchange or other marketplace upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares.

          (b)    Compliance with Securities Laws.    Any action by an Eligible Employee to commence participation or withdraw from the Plan, to change a payroll deduction authorization, or to sell or otherwise trade any shares of Stock in an account under the Plan, shall be subject to compliance with applicable securities laws and regulations, including laws and regulations concerning the use of material undisclosed information. Further, any such action and all Common Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

          (c)    Section 16.    The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        18.    General.

          (a)    Notices.    Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee, delivered by a method acceptable to the Committee, and shall be effective only when received by the Company.

          (b)    No Restriction on Corporate Action.    Nothing contained in this Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

          (c)    Withholding of Taxes; Other Charges.    To the extent tax withholding or the payment of similar tax obligations is required by applicable federal, state, local or foreign law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan including, without limitation, any such taxes payable on (i) any amount contributed by a Participant to the purchase of shares of Common Stock, (ii) the benefit derived from acquiring shares of Common Stock at a Purchase Price that is less than the Fair Market Value of such shares, and (iii) the transfer of shares of Stock to the Participant or a person designated by the Participant, including a sale or other disposition of the shares. The obligations of the Company under the Plan shall be conditioned on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Participants shall be solely responsible for any commissions or other charges imposed with respect to the sale or transfer of shares of Common Stock pursuant to the terms of this Plan. Each of the Company and any Participating Company, as applicable, is authorized to deduct, or cause to be deducted, from any amounts payable to a

  Participant, either under the Plan or otherwise, any amounts that are required to be withheld on account of taxes, and all such amounts shall be remitted to the appropriate government authority in accordance with applicable federal, state, local or foreign law. Each of the Company and any Participating Company, as applicable, may also undertake any other action reasonably necessary to permit compliance with applicable tax withholding laws, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable to or for the account of a Participant or requiring, as a condition to the transfer of shares of Common Stock to such Participant or a person designated by such Participant, payment of any applicable withholding tax.

          (d)    Power to Vary Terms with Respect to Non-U.S. Employees or Adopt Sub-Plans.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its subsidiaries operate or have Participants or to otherwise facilitate administration of the Plan, the Committee shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or applicable laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 11, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Alternatively, and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering under Code Section 423 to employees of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to Eligible Employees resident in the United States. However, if an Offering under Code Section 423 is made to employees of a non-U.S. jurisdiction under an Offering designated as being separate from other Offerings, then those terms may be more favorable so long as they comply with the requirements under Code Section 423. Notwithstanding the foregoing, the Committee may not take any actions hereunder that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law or cause the Plan not to comply with Code Section 423.

          (e)    Not a Contract of Employment; No Acquired Rights.    The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any Participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate the Participant's employment at any time. The Plan shall not afford a Participant any additional right to compensation as a result of the termination of such Participant's employment for any reason whatsoever.

          (f)    Designation of Beneficiary.    A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant's account under the Plan in the event of such Participant's death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant's account in the event of such Participant's death prior to the Purchase Date of an Offering Period.

          (g)    Parent and Subsidiary Corporations.    For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Code Sections 424(e) and (f).

          (h)    Compliance with Applicable Laws.    The Company's obligation to offer, issue, sell or deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Common Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Common Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Code Section 423.

          (i)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

          (j)    Headings; Number and Gender.    The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. Whenever used herein, use of any gender shall be applicable to both genders.

          (k)    Electronic and/or Telephonic Documentation and Submission.    Any of the payroll deduction authorizations, notices, forms, designations and other documents referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee. By participating in the Plan each Participant is deemed to have consented to electronic delivery of any documents related to the Plan or their participation therein for the entire time that the individual is a Participant in the Plan, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency.

          (l)    Governing Law.    The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.

          (m)    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

          (n)    Equal Rights and Privileges.    Notwithstanding any provision of the Plan to the contrary and in accordance with, and within the meaning of, Code Section 423, all Eligible Employees who are granted options under the Plan (other than pursuant to a Non-423 Offering) shall have the same rights and privileges.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SELECT ENERGY SERVICES, INC. 515 POST OAK BLVD. SUITE 200 HOUSTON, TX 77027 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44826-Z72333 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SELECT ENERGY SERVICES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect nine director nominees to the Board of Directors of Select Energy Services, Inc.: For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! Yes ! ! ! ! ! ! ! ! ! ! No ! ! ! ! ! ! ! ! ! 1a. David C. Baldwin For Against Abstain 2. To ratify the appointment of Grant Thornton LLP as the independent public accounting firm of Select Energy Services, Inc. for fiscal year 2018; To approve and ratify the adoption of the Select Energy Services, Inc. Employee Stock Purchase Plan; To approve, by a non-binding vote, the compensation of our named executive officers. ! ! ! ! ! ! ! ! ! 1b. Richard A. Burnett 1c. Robert V. Delaney 3. 1d. Adam J. Klein 4. 1e. Holli C. Ladhani The Board of Directors recommends you vote 3 years on the following proposal: 1f. Keith O. Rattie 1 Year 2 Years 3 Years Abstain ! ! ! ! 5. To approve, by a non-binding vote, the frequency of holding an advisory vote on the compensation of our named executive officers at an interval of “every one year,” “every two years” or “every three years;” and 1g. John D. Schmitz 1h. David A. Trice 1i. Douglas J. Wall NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E44827-Z72333 SELECT ENERGY SERVICES, INC. Annual Meeting of Stockholders May 4, 2018 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John D. Schmitz and Holli C. Ladhani, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECT ENERGY SERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on May 4, 2018 at 515 Post Oak Blvd., Fourth Floor, Houston, Texas 77027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side